SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SPECTRUM PHARMACEUTICALS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2014 PROXY STATEMENT

SPECTRUM™
PHARMACEUTICALS
Redefining Cancer Care

Dear Fellow Stockholders,

You are cordially invited to attend our 2014 Annual Meeting of Stockholders, which will be held on Friday, June 27, 2014 at 10:30 a.m. Pacific Time, at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. In the following pages, you will find the Notice of Annual Meeting of Stockholders and Proxy Statement describing the business to be conducted at the Annual Meeting.

At the Annual Meeting, we are asking you to elect our board of director nominees for the coming year and vote on the other matters described in the accompanying notice. We believe that our director nominees will continue to add value through their strategic guidance and experience to help us move forward with the commercialization of our marketed drugs and development of our clinical drugs.

At Spectrum we have an unwavering commitment to serve patients and build value for our stockholders. We had just two approved drugs two years ago, have four approved drugs currently and expect to have six approved drugs within the next two years. We added FOLOTYN® to our product line in 2012, we brought MARQIBO® to market in 2013, and we are anticipating a launch of BELEODAQ in 2014, and Captisol-Enabled® MELPHALAN in 2015. We believe that we have all the required ingredients to successfully build the next generation of Spectrum with a solid base of commercial products, a strong balance sheet a robust research and development pipeline, and an accomplished team of executives to execute our proven strategy. I am excited about the positive direction of Spectrum and our potential for further growth in meeting the needs of the oncology/hematology community as well as adding value for our stockholders. We strongly believe that we are building a world-class oncology and hematology company.

Whether or not you plan to attend the Annual Meeting in person, I encourage you to access the proxy materials and cast your vote using the instructions provided, so that your shares are represented at the Annual Meeting. If you have any questions, please contact our Chief Financial Officer, Kurt A. Gustafson, at (702) 835-6300 or (949) 788-6700.

We thank you for your ongoing support of Spectrum Pharmaceuticals.

Sincerely,

RAJESH C. SHROTRIYA, M.D.

Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Friday, June 27, 2014

To our Stockholders,

Notice is hereby given that the 2014 Annual Meeting of Stockholders of Spectrum Pharmaceuticals, Inc. will be held at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, on Friday, June 27, 2014 at 10:30 a.m. Pacific Time. The Annual Meeting will be held for the following purposes:

1.	Election of Directors. To elect seven directors to serve until our Annual Meeting of Stockholders to be held in 2015, or until their successors are elected and duly qualified.

2.	Approval of Flexible Settlement Feature for the Potential Conversion of Convertible Senior Notes. To approve the flexible settlement feature in connection with the potential conversion of our Convertible Senior Notes, which could result in the issuance of an aggregate amount of shares of our common stock equal to 20% or more of the amount of outstanding common stock at the time the Convertible Senior Notes were priced.

3.	Ratification of Selection of Independent Registered Public Accounting Firm. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

4.	Advisory Vote on the Compensation of Our Named Executive Officers. To approve, by a non-binding advisory vote, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Proxy Statement.

5.	Other Business. To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors recommends that you vote “FOR” each of the director nominees named in Proposal 1 and “FOR” Proposals 2, 3 and 4.

The Board of Directors has fixed the close of business on April 28, 2014, as the Record Date for determining the holders of our Common Stock and Series E Convertible Voting Preferred Stock entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. Only stockholders of record at the close of business on the Record Date are entitled to such notice and to vote, in person or by proxy, at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy and voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “How can I vote my shares of Spectrum stock” in the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

Very truly yours,

RAJESH C. SHROTRIYA, M.D.

Chairman of the Board and Chief Executive

Officer

Henderson, Nevada

May 9, 2014

PROXY STATEMENT

The enclosed Proxy Statement is solicited on behalf of the Board of Directors of Spectrum Pharmaceuticals, Inc., which we refer to as “Spectrum,” the “Company,” “we,” “us,” or “our,” for use at the 2014 Annual Meeting of Stockholders to be held on June 27, 2014 at 10:30 a.m. Pacific Time, or the Annual Meeting, or at any postponements or adjournments thereof. The Annual Meeting is being held for the purposes described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please see “Whom should I contact with other questions?”

1.	What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and any other matters that properly come before the Annual Meeting.

2.	When and where will the Annual Meeting be held?

You are invited to attend the Annual Meeting on Friday, June 27, 2014 at 10:30 a.m. Pacific Time at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052.

3.	Why am I receiving these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of the Company, or the Board, of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting and to minimize the cost to the Company of proxy solicitation.

4.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

Instead of mailing printed copies to each of our stockholders, we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of our proxy materials by sending a Notice of

Internet Availability of Proxy Materials, or a Notice, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about May 9, 2014, we mailed a Notice to each of our stockholders who held shares as of April 28, 2014, which is the Record Date for the Annual Meeting. The Notice contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, or the Annual Report. The Notice also provides instructions on how to vote your shares.

5.	What is the purpose of complying with the SEC’s “notice and access” rules?

We believe compliance with the SEC’s “notice and access” rules will allow us to provide our stockholders with the materials they need to make informed decisions about the matters to be voted upon at the Annual Meeting, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

6.	What am I being asked to vote upon at the Annual Meeting?

At the Annual Meeting, you will be asked to:

•	Elect seven director nominees to serve until the Annual Meeting of Stockholders to be held in 2015, or until their successors are elected and duly qualified (Proposal 1);

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Approve the flexible settlement feature in connection with the potential conversion of our Convertible Senior Notes, which could result in the issuance of an aggregate amount of shares of our common stock equal to 20% or more of the number of shares of common stock outstanding at the time the Convertible Senior Notes were priced (Proposal 2);

•	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2014 (Proposal 3);

•	Approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement (Proposal 4); and

•	Consider and act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

7.	What are the voting options for each Proposal?

In the election of directors (Proposal 1), you may vote “FOR” all of the nominees, you may “WITHHOLD” your vote with respect to all of the nominees, or you may vote “FOR ALL EXCEPT” with respect to any one or more nominees. On the approval of the flexible settlement feature for the potential conversion of our Convertible Senior Notes (Proposal 2), on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 3), and on the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement (Proposal 4), you may vote “FOR,” “AGAINST” or “ABSTAIN.”

8.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•

“FOR” the election of each of the seven director nominees named in this Proxy Statement to serve until the Annual Meeting of Stockholders to be held in 2015, or until their successors are elected and duly qualified (Proposal 1);

•	“FOR” the approval of the flexible settlement feature in connection with the potential conversion of our Convertible Senior Notes (Proposal 2);

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2014 (Proposal 3); and

•

“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement (Proposal 4).

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card, who are persons designated by the Board and are members of our management team, will vote in accordance with the recommendations of the Board. Management does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in this Proxy Statement. However, if any other business properly comes before the Annual Meeting, the proxy holders or their substitutes will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

9.	Who can vote at the Annual Meeting?

If you were a holder of our common stock or Series E Convertible Voting Preferred Stock, which we refer to as the Series E Preferred Stock, as a “stockholder of record,” or if you are the “beneficial owner” of our common stock held in “street name,” as of the close of business on the Record Date, you may vote your shares at the Annual Meeting, and at any postponements or adjournments of the Annual Meeting. As of the Record Date, there were 65,582,245 shares of our common stock outstanding and 20 shares of our Series E Preferred Stock outstanding. Each stockholder has one vote for each share of common stock held as of the Record Date.

Holders of our Series E Preferred Stock as of the Record Date are entitled to vote on any matter on which holders of our common stock have the right to vote, voting together with the holders of common stock as one class. Each holder of our Series E Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series E Preferred Stock could be converted on the Record Date, as determined pursuant to the Certificate of Designations, Rights and Preferences of the Series E Preferred Stock, or the Certificate of Designations. As of the Record Date, each share of Series E Preferred Stock was entitled to 2,000 votes on each matter to be voted upon at the Annual Meeting. Consequently, the holders of our Series E Preferred Stock have a total of 40,000 votes on each matter at the Annual Meeting.

Including both the outstanding common stock and the Series E Preferred Stock, voting together as one class, a total of 65,622,245 votes may be cast at the Annual Meeting. A list of our stockholders will be available for examination by any stockholder at the Annual Meeting and at our corporate headquarters, located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, for a period of ten days prior to the Annual Meeting.

10.	What does it mean to be a “stockholder of record”?

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a “stockholder of record.” As a “stockholder of record,” you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice.

11.	What does it mean to be a “beneficial owner” of shares held in “street name”?

If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we refer to each of those organizations collectively as a “broker”), then you are the “beneficial owner” of shares held in “street name” and these proxy materials are being made available to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. You have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are also invited to attend the Annual Meeting, but since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting. You must also satisfy the Annual Meeting admission criteria set out below.

Under the rules that govern brokers, your broker is not permitted to vote on your behalf on any matter to be considered at the Annual Meeting (other than the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014) unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted.

12.	How many shares must be present or represented to conduct business at the Annual Meeting?

The presence at the Annual Meeting of the holders of a majority of the outstanding shares, as of the Record Date, of our common stock and our Series E Preferred Stock, considered together as a single class (and counting the Series E Preferred Stock as if converted into common stock), in person or by proxy and entitled to vote, will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Proxies marked “withhold authority” as to any director nominee, “abstentions” and “broker non-votes” will each be counted as present at the Annual Meeting for purposes of determining the existence of a quorum at the Annual Meeting. “Broker non-votes” will result for shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote on such matter by the beneficial owner of the shares and the broker does not have discretionary authority to vote on such matter. For further discussion on broker non-votes, please refer to “What are the voting requirements to approve the proposals?” below. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

13.	How can I vote my shares of Spectrum stock?

Stockholders of record can vote by proxy or by attending the Annual Meeting and voting in person. The persons named as proxies on the proxy card were designated by the Board and are members of our management. If you vote by proxy, you can vote over the Internet, by telephone, or by mail as described below. If you are the beneficial owner of shares, please refer to the information forwarded by your broker to see which voting options are available to you and to see what steps you must follow if you choose to attend the Annual Meeting to vote your shares.

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Vote by Internet: You can vote by proxy over the Internet by following the instructions provided in the Notice or the voting instruction card provided to you by your broker, if applicable. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 26, 2014. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

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Vote by Telephone: If you requested to receive printed proxy materials, you can vote by telephone pursuant to the instructions provided on the proxy card or by following the voting instruction card provided to you by your broker, if applicable. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 26, 2014.

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Vote by Mail: If you requested to receive printed proxy materials, you can vote by mail pursuant to the instructions provided on the proxy card or by following the voting instruction card provided to you by your broker, if applicable. In order to be effective, completed proxy cards must be received by 11:59 p.m. Eastern Time on June 26, 2014. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-prepaid envelope. If you do not have the postage-prepaid envelope, please mail your completed proxy card to the following address: Spectrum Pharmaceuticals, Inc., c/o Computershare, Post Office Box 43070, Providence, Rhode Island 02940-3070.

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Vote in Person at the Annual Meeting: If you satisfy the admission requirements to the Annual Meeting, as described in this Proxy Statement, you may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If you are the beneficial owner of your shares, you must obtain a proxy, executed in your favor by your broker, to be able to vote at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

YOUR VOTE IS VERY IMPORTANT. We encourage you to submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, the individuals named as your proxy holders will vote your shares as you have directed. Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of our stock that you own, it is important that your shares be represented at the Annual Meeting.

14.	How may I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date, or if you are a “beneficial owner” who holds a valid proxy for the Annual Meeting. Registration will begin at 9:30 a.m. Pacific Time and seating will begin immediately after. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. If you attend, please note that you should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. If you are the “beneficial owner” of your shares, you will also need proof of ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, or similar evidence of ownership. If you do not have proof of ownership of our stock and a valid picture identification, you may be denied admission to the Annual Meeting. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with each of the foregoing requirements, you may not be admitted to the Annual Meeting.

15.	Can I change my vote after I have submitted my vote?

Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote by (i) providing written notice of revocation to the Secretary of the Company at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, (ii) by executing a subsequent proxy using any of the voting methods discussed above, or (iii) by attending the Annual Meeting and voting in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy. If you are a “beneficial owner” of shares and have previously instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications therein.

16.	What are the voting requirements to approve the proposals?

Assuming that a quorum is present at the Annual Meeting, the voting requirements to approve each of the proposals to be voted upon at the Annual Meeting are as follows:

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Election of Directors (Proposal 1) — Directors will be elected by a plurality of the votes cast at the Annual Meeting, in person or by proxy. This means that the director nominees who receive the most affirmative, or “FOR,” votes will be elected. In a contested election, where there are more nominees than open board positions, the nominees who received the most “FOR” votes will be elected. In an uncontested election, where the number of nominees is equal to the number of open board positions, as is the case for the Annual Meeting, the nominees who receive any votes will be elected. A properly executed proxy marked “WITHHOLD” or “FOR ALL EXCEPT” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. The election of directors is a “non-discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the election of directors, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect in determining which directors are elected at the Annual Meeting.

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Approval of Flexible Settlement Feature for the Potential Conversion of Convertible Senior Notes (Proposal 2) — Approval of the flexible settlement feature for the potential conversion of our Convertible Senior Notes will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted. Accordingly, an abstention will have the same effect as a vote “AGAINST” this Proposal. The vote on the flexible settlement feature is a “non-discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the vote on the flexible settlement feature, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect on the outcome of the Proposal.

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Ratification of Selection of Independent Registered Public Accounting Firm (Proposal 3) — Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted. Accordingly, an abstention will have the same effect as a vote “AGAINST” this Proposal. The ratification of Deloitte & Touche LLP is a “discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the ratification of Deloitte & Touche LLP, your broker may use its discretion to vote your uninstructed shares on this Proposal. Accordingly, broker non-votes will not result for this Proposal.

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Advisory Vote on the Compensation of Our Named Executive Officers (Proposal 4) — Approval of the non-binding advisory resolution regarding the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement, will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted. Accordingly, an abstention will have the same effect as a vote “AGAINST” this Proposal. The advisory vote on compensation is a matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the advisory vote on compensation, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect on the outcome of the Proposal.

17.	Could other matters be decided at the Annual Meeting?

As of the date this Proxy Statement was made available to stockholders, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if any other matters are presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of one or more of the proposals, the persons named as proxy holders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

18.	Who is paying for the cost of this proxy solicitation?

The proxies being solicited hereby are being solicited by us, and the cost of soliciting proxies in the enclosed form will be borne by us. Our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailings, personal conversations, telephone, facsimile or other electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

19.	What is the deadline to submit stockholder proposals for our 2015 Annual Meeting of Stockholders?

Under Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act, any stockholder desiring to include a proposal in our Proxy Statement with respect to our 2015 Annual Meeting of Stockholders should arrange for such proposal to be delivered to us at our corporate headquarters no later than January 9, 2015, in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act and the rules of the SEC.

In addition, pursuant to our bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at our 2015 Annual Meeting of Stockholders must submit a notice of the proposal or nomination including the information required by our bylaws to us between February 27, 2015 and March 29, 2015, or else it will be considered untimely and ineligible to be properly brought before the Annual Meeting. However, if our 2015 Annual Meeting of Stockholders is not held between May 28, 2015 and September 5, 2015, under our bylaws, this notice must be provided not earlier than the ninetieth day prior to the 2015 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the sixtieth day prior to the 2015 Annual Meeting of Stockholders or (b) the tenth day following the date on which notice of the date of the 2015 Annual Meeting of Stockholders is first mailed to stockholders or otherwise publicly disclosed, whichever first occurs.

All such notices should be directed to our Secretary at our corporate headquarters located at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052.

20.	I share an address with another stockholder, and we received only one copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The SEC rules permit brokers to participate in a practice known as “householding,” which means that only one copy of the Notice and, if applicable, this Proxy Statement and the Annual Report, will be sent to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. Householding is designed to reduce printing and postage costs, and results in cost savings for Spectrum. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you receive a householding mailing this year and would like to have additional copies of our Notice and, if applicable, this Proxy Statement and/or the Annual Report mailed to you, or if you would like to opt out of this practice for future mailings, please contact your broker or submit your request to our Secretary, c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Upon receipt of any such request, we agree to promptly deliver a copy of the Notice and, if applicable, this Proxy Statement and/or the Annual Report to you. In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above. This Proxy Statement and the Annual Report are also available at http://www.sppirx.com.

21.	Where can I find voting results of the Annual Meeting?

We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by the Company.

22.	Whom should I contact with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact our Chief Financial Officer, Kurt A. Gustafson at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, at (702) 835-6300, or at (949) 788-6700.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, EXECUTIVE OFFICERS AND DIRECTORS

Based on information publicly filed and provided to us by certain holders, the following table shows the amount of our Series E Preferred Stock and common stock beneficially owned as of April 28, 2014 (unless otherwise indicated) by holders of more than 5% of the outstanding shares of any class of our voting securities, other than with respect to Dr. Rajesh C. Shrotriya (our Chairman and Chief Executive Officer) whose ownership is included in the second table below. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to our voting securities, unless footnoted to the contrary. For purposes of the following tables, the percentage ownership is based upon 20 shares of our Series E Preferred Stock (convertible into a total of 40,000 shares of common stock) and 65,582,245 shares of our common stock, including restricted shares of our common stock, outstanding as of April 28, 2014.

Name and Address of Beneficial Owner	Preferred Shares Beneficially Owned(1)	Percent of Preferred Stock Outstanding(2)	Common Shares and Common Equivalents Beneficially Owned(3)	Percent of Common Shares Outstanding(3)	Percent of Shares Eligible to Vote on April 28, 2014(4)
FMR LLC(5)	—	—	6,984,715	10.65%	10.64%
245 Summer Street Boston, MA 02210

BlackRock, Inc.(6)	—	—	6,539,505	9.97%	9.97%
40 East 52nd Street New York, NY 10022

Eastern Capital Limited(7)	—	—	4,737,307	7.22%	7.22%
P.O. Box 31300 Grand Cayman, KY1-1206, Cayman Islands

Millennium Management LLC(8)	—	—	4,097,252	6.25%	6.24%
666 Fifth Avenue New York, NY 10103

The Vanguard Group(9)	—	—	3,637,429	5.55%	5.54%
100 Vanguard Blvd. Malvern, PA 19355

Sands Brothers Venture Capital	20	100.00%	40,000	*	*
Funds 1-IV, LLC(10) 15 Valley Drive Greenwich, CT 06831

*	Represents ownership of less than 1%
(1)	The amount relates to the shares of our Series E Preferred Stock owned by the entity as of April 28, 2014. There are no outstanding shares of any other series of our preferred stock.

(2)	Represents the percentage ownership of the total number of our outstanding shares of Series E Preferred Stock.

(3)	Shares of common stock underlying preferred stock and warrants currently convertible or exercisable, or convertible or exercisable within 60 days of April 28, 2014, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(4)

Reflects actual voting percentage. Each share of Series E Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series E Preferred Stock could be converted on the Record Date at the then current conversion value as determined pursuant to the Certificate of Designations. At the current conversion value, each share of Series E Preferred Stock is entitled to 2,000 votes on each matter at the Annual Meeting. Consequently, the holder of our Series E Preferred Stock has a total of 40,000 votes on each matter at the Annual Meeting.

(5)	The information set forth herein is based solely on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2014 by FMR LLC (“FMR”). FMR is the beneficial owner of the 6,984,715 shares as described below. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, is the beneficial owner of 1,225,368 shares as a result of acting as investment advisor to various funds, of which 949,668 shares result from the assumed conversion of $10,000,000 principal amount of the Company’s Convertible Senior Notes. Edward C. Johnson 3d, Chairman of FMR, and FMR, through its control of Fidelity and the funds, each has sole power to dispose of 1,225,368 shares of our common stock owned by the funds. Fidelity SelectCo, LLC (“SelectCo”), a wholly-owned subsidiary of FMR, is the beneficial owner of 5,759,347 shares as a result of acting as investment advisor to various funds, including Fidelity Select Biotechnology Portfolio, which owns 4,223,900 shares. Mr. Johnson and FMR, through its control of SelectCo and the funds, each has sole power to dispose of 5,759,347 shares of our common stock owned by the funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the subject shares; rather, such voting power is with the funds’ Board of Trustees.

(6)	The information set forth herein is based solely on information contained in Amendment No. 5 to Schedule 13G filed with the SEC on January 10, 2014 by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power over 6,297,155 shares and sole dispositive power over 6,539,505 shares of our common stock.

(7)	The information set forth herein is based solely on information contained in Schedule 13G/A filed with the SEC on February 14, 2012 by Eastern Capital Limited. Eastern Capital Limited is a direct wholly-owned subsidiary of Portfolio Services Ltd. Kenneth B. Dart is the beneficial owner of all of the outstanding shares of Portfolio Services Ltd., which in turns owns all the outstanding shares of Eastern Capital Limited. As of the date of the Schedule 13G/A filing, Eastern Capital Limited and Mr. Dart beneficially own in the aggregate 4,737,307 shares of our common stock. Eastern Capital Limited and Mr. Dart have shared voting and dispositive powers with respect to 4,737,307 shares of our common stock.

(8)	The information set forth herein is based solely on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on January 17, 2014 by Millennium Management LLC (“MM”). MM is the beneficial owner of the 4,097,252 shares as described below. MM is (i) the general partner of the managing member of Integrated Core Strategies (US) LLC (“ICS”), which beneficially owns 3,369,194 shares, (ii) the general partner of the 100% shareholder of ICS Opportunities, Ltd. (“IOL”), which owns 570,359 shares, and (iii) the general partner of the 100% shareholder of Integrated Assets, Ltd. (“IAL”), which owns 157,699 shares; and as such may be deemed to have shared voting control and investment discretion over such securities. Millennium International Management LP (“MIM”) is the investment manager to IOL and IAL and may be deemed to have shared voting control and investment discretion over securities owned by IOL and IAL. Israel A. Englander, the managing member of MIM and MM may also be deemed to have shared voting control and investment discretion over the securities owned by ICS, IOL and IAL, respectively.

(9)	The information set forth herein is based solely on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 11, 2014 by The Vanguard Group. The Vanguard Group has sole voting power over 104,483 shares of our common stock, sole dispositive power over 3,540,546 shares of our common stock, and shared dispositive power over 96,883 shares of our common stock.

(10)

Based upon the information provided to us by the holder, SB Venture Capital Management I-IV, LLCs are the member-managers of Sands Brothers Venture Capital LLC (“SBV”), Sands Brothers Venture Capital II LLC (“SBV II”), Sands Brothers Venture Capital LLC III (“SBV III”) and Sands Brothers Venture Capital IV LLC (“SBV IV”) (collectively, the “Funds”). The Funds’ beneficial ownership includes the effect of converting the 20 shares of Series E Preferred Stock into 40,000 shares of common stock. Martin S. Sands and Steven B. Sands are co-Member Managers of SB Venture Capital Management LLC, SB Venture Capital Management II LLC, SB Venture Capital Management III LLC, and SB Venture Capital Management IV LLC, each a New York limited liability company and each the member-manager of SBV, SBV-II, SBV-III and SBV-IV, respectively, and are the natural persons exercising voting and investment control over securities beneficially owned by the Funds.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 28, 2014 by: (i) each of our directors and director nominees, (ii) each of our named executive officers, and (iii) all of our directors, director nominees and executive officers as a group. Unless otherwise noted, the Company believes that each person listed below has sole voting power and sole investment power with respect to shares shown as owned by him. Information as to beneficial ownership is based upon statements furnished to us or filed with the SEC by such persons. Unless otherwise indicated, the business address of each stockholder listed below is c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052.

Name of Beneficial Owner	Options		Shares		Total Beneficially Owned(1)		Percent of Shares Outstanding
Rajesh C. Shrotriya	5,219,021	(2)	2,388,474	(3)	7,607,495	(2)(3)	10.74%
Joseph K. Keller(4)	156,250		149,758	(5)	306,008	(5)	*
Kurt A. Gustafson	62,500		117,810	(6)	180,310	(6)	*
Lee F. Allen	46,875		55,265	(7)	102,140	(7)	*
Joseph W. Turgeon(4)	81,875		184,742	(8)	266,617	(8)	*
Raymond W. Cohen	5,000		10,000	(9)	15,000	(9)	*
Stuart M. Krassner	265,000		20,000	(10)	285,000	(10)	*
Anthony E. Maida	243,300		17,550	(11)	260,850	(11)	*
Luigi Lenaz	140,000		39,077	(12)	179,077	(12)	*
Gilles R. Gagnon	25,625		45,000	(13)	70,625	(13)	*
Dolatrai Vyas	15,000		10,000	(14)	25,000	(14)	*
All Executive Officers and Directors/Director Nominees as a group (11 persons)	6,260,446		3,037,676	(15)	9,298,122	(15)	12.94%

*	Represents ownership of less than 1%
(1)	Shares of common stock subject to options currently exercisable, or exercisable within 60 days of April 28, 2014, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2)	The number of options includes (i) 1,172,765 options held indirectly through Dr. Shrotriya’s spouse, as trustee of the Shrotriya Gift Trust, and (ii) 1,288,498 options held indirectly through Dr. Shrotriya’s spouse, as trustee of the Shrotriya Annuity Trust.

(3)	The number of shares includes (i) 311,569 unvested restricted shares of our common stock subject to future vesting, (ii) 445,993 shares held indirectly by Dr. Shrotriya as the trustee of the CS Family Trust, (iii) 83,192 shares held indirectly by Dr. Shrotriya as a director and officer of the Shrotriya Family Foundation, a Nevada nonprofit corporation, (iv) 10,676 shares held indirectly through Dr. Shrotriya’s spouse, as trustee of the Shrotriya Gift Trust, and (v) 9,523 shares held indirectly through Dr. Shrotriya’s spouse.

(4)	On April 17, 2014, Mr. Turgeon was appointed as the Company’s President and Chief Operating Officer and Mr. Keller resigned from his employment with the Company.

(5)	The number of shares includes 97,500 unvested restricted shares of our common stock subject to future vesting.

(6)	The number of shares includes 115,000 unvested restricted shares of our common stock subject to future vesting.

(7)	The number of shares includes 30,500 unvested restricted shares of our common stock subject to future vesting.

(8)	The number of shares includes 157,500 unvested restricted shares of our common stock subject to future vesting.

(9)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.

(10)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.

(11)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.

(12)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.

(13)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.

(14)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.

(15)	The number of shares includes 749,069 unvested restricted shares of our common stock subject to future vesting.

We are not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of Spectrum.

EXECUTIVE OFFICERS

Each executive officer of the Company serves at the discretion of the Board of Directors. The determination of which employees of the Company qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for the executive officers of the Company as of the date this Proxy Statement was made available is set forth below. There are no family relationships between any executive officer and any other executive officer or director. Except as disclosed below, there are no legal proceedings related to any of the executive officers which must be disclosed pursuant to Item 401(f) of Regulation S-K.

Name and Age

Rajesh C. Shrotriya, M.D. (70) Chairman of the Board and Chief Executive Officer	Information regarding Dr. Shrotriya is provided under “Proposal 1 — Election of Directors” starting on page 12 of this Proxy Statement.

Joseph W. Turgeon (56) President and Chief Operating Officer	Mr. Turgeon was appointed President and Chief Operating Officer on April 17, 2014 and previously served as Senior Vice President and Chief Commercial Officer since October 2012. He brings over 25 years of pharma sales experience, including various executive leadership roles at Amgen Inc. Prior to joining Spectrum, Mr. Turgeon spent 22 years at Amgen Inc. as Vice President, Sales where he built and led the sales organization across multiple areas, including oncology, inflammation and bone health. Under Mr. Turgeon’s leadership, Amgen Oncology launched four new drugs and revenues rose from $2 billion to over $6 billion.

Kurt A. Gustafson (46) Executive Vice President and Chief Financial Officer	Mr. Gustafson has served as Executive Vice President and Chief Financial Officer since June 2013. He has more than 20 years of diverse experience in corporate finance, with 15 years in senior management roles leading the finance departments of multi-faceted, dynamic and growth oriented biopharmaceutical industry organizations. Prior to joining Spectrum, from April 2009 to June 2013, Mr. Gustafson served as Vice President and Chief Financial Officer at Halozyme Therapeutics, Inc., a publicly-traded biopharmaceutical company, where he managed several successful financings and established a three year mid-range planning process to align resource allocations to long term strategic goals. Before Halozyme, Mr. Gustafson worked at Amgen for over 18 years most recently as Vice President, Finance, with responsibility for financial planning and cost accounting for worldwide manufacturing covering seven manufacturing sites. During his tenure at Amgen, Mr. Gustafson also served as CFO of Amgen International and resided in Zug, Switzerland. Mr. Gustafson holds a B.A. degree in Accounting from North Park University in Chicago and an M.B.A from University of California, Los Angeles.

Name and Age

Lee F. Allen, M.D., Ph.D. (62) Senior Vice President and Chief Medical Officer	Dr. Allen has served as Senior Vice President and Chief Medical Officer since March 2013. He brings over 15 years of biotech and pharmaceutical experience, as well as over 10 years of extensive research experience with over 40 papers published. Prior to joining Spectrum, from August 2007 to March 2013, Dr. Allen served in varying capacities including Chief Medical Officer, Executive Vice President and Senior Vice President of AMAG Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, where he led the company’s clinical development, medical affairs and regulatory activities. Before AMAG, Dr. Allen held senior leadership roles at Wyeth Pharmaceuticals, Inc., serving as Vice President of Clinical Research and Development for the Oncology Therapeutic Area and as the Cambridge Clinical Site Head. Dr. Allen received an M.D. and a Ph.D. from the University of Medicine and Dentistry of New Jersey.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven annually elected directors. Acting upon the recommendation of our Nominating and Corporate Governance Committee, the full Board of Directors nominated Raymond W. Cohen, Gilles R. Gagnon, Stuart M. Krassner, Luigi Lenaz, Anthony E. Maida, Rajesh C. Shrotriya and Dolatrai Vyas for election to our Board at the Annual Meeting.

Unless you specifically withhold authority in the attached proxy for the election of any of these directors, the persons named in the attached proxy will vote “FOR” the election of Drs. Krassner, Lenaz, Maida, Shrotriya and Vyas, and Messrs. Cohen and Gagnon to our Board of Directors. Each director will be elected to serve a one-year term expiring at the Annual Meeting of Stockholders to be held in 2015 and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board. Our Board of Directors has no reason to believe that any of the nominees will be unable to serve. There are no agreements or understandings pursuant to which any of the directors was selected to serve as a director.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING SEVEN NOMINEES.

Name and Age

Stuart M. Krassner, Sc.D., Psy.D. (78)	Dr. Krassner has been a director of Spectrum since December 2004 and was previously a member of our Scientific Advisory Board from 1996 to 2001. Dr. Krassner’s career spans four decades of experience in various positions at the University of California, Irvine (“UCI”), most recently as Professor Emeritus of Developmental and Cell Biology at the School of Biological Sciences. While at UCI, he developed and reinforced US Food and Drug Administration (“FDA”) and National Institute of Health (“NIH”) compliance procedures for UCI-sponsored human clinical trials, established UCI’s first Institutional Review Board, and at one time headed all contract and grant activities. Dr. Krassner has also been retained by a number of public and private pharmaceutical, medical device and other companies to provide scientific and regulatory advisory services, including FDA compliance. Dr. Krassner’s work has been published in numerous peer-reviewed U.S. journals. Dr. Krassner has been awarded grants from the NIH, the National Science Foundation and the World Health Organization. Dr. Krassner has been a member of the American Society of Protozoology, the American Society of Tropical Medicine and Hygiene, the Corporation of the Marine Biological Laboratories in Woods Hole, MA among others. Dr. Krassner received a B.S. in Biology from Brooklyn College and a Sc.D. from the Bloomberg School of Public Health at Johns Hopkins University.

Dr. Krassner’s extensive and distinctive experience in business and academia brings valuable perspective to our Board. He has a strong background in research in the area of developmental and cell biology and his work in the field has been published in numerous peer-reviewed U.S. journals. Moreover, his expertise in scientific and regulatory advisory services, including FDA compliance, makes him well qualified to serve on our Board of Directors.

Name and Age

Luigi Lenaz, M.D. (73)	Dr. Lenaz has been a director of Spectrum since June 2010. Dr. Lenaz served as Spectrum’s Chief Scientific Officer from February 2005 to June 2008 and as President of Spectrum’s Oncology Division from 2000 to 2005. Since retiring as Spectrum’s Chief Scientific Officer in June 2008, Dr. Lenaz provided consulting services to Spectrum from June 2008 to June 2010. From 1997 to 2000, Dr. Lenaz served as Senior Vice President of Clinical Research, Medical Affairs at SuperGen, Inc., a NASDAQ-listed pharmaceutical company dedicated to cancer drug development. From 1978 to 1997, Dr. Lenaz held several senior management positions with Bristol-Myers Squibb Company (“BMS”), a NYSE-listed pharmaceutical company, including Senior Vice President of Oncology Franchise Management from 1990 to 1997 and Director of Scientific Affairs, Anti-Cancer from 1985 to 1990. Dr. Lenaz is also a prominent researcher, having conducted research in the areas of pharmacology, experimental chemotherapy, histology, general physiology, and experimental therapeutics at various institutions for cancer research, including Roswell Park Memorial Institute, Memorial Sloan-Kettering Cancer Center and the National Cancer Institute in Milan. He is a member of several scientific societies, including the American Association for Cancer Research, American Association for Clinical Oncology, European Society for Medical Oncology, and International Association for the Study of Lung Cancer. Dr. Lenaz has served as a director of Pharmaco-Kinesis Corporation, a privately-held medical device company, since January 2009. Dr. Lenaz is a graduate of Liceo Scientifico A. Righi in Bologna, Italy and he received a medical degree from the University of Bologna Medical School in 1966.

Dr. Lenaz is a renowned and accomplished oncologist who brings to the Board of Directors over 35 years’ experience in the pharmaceutical industry and a wealth of knowledge in the field of cancer drug development. Dr. Lenaz’s qualifications to serve on the Board of Directors include his expertise in the development of cancer drugs, his tenure as our Chief Scientific Officer, as well as his subsequent consulting services for our Company, his significant management experience with BMS, and his prominent research in the field of oncology. As a result, Dr. Lenaz is well qualified to serve on our Board of Directors.

Anthony E. Maida, III, M.A., M.B.A., Ph.D. (62)	Dr. Maida has been a director of Spectrum since December 2003. Dr. Maida is currently Senior Vice President, Clinical Research for Northwest Biotherapeutics, Inc., a cancer vaccine company focused on therapy for patients with glioblastoma multiforme and prostate cancer. Dr. Maida was formerly Vice President of Clinical Research and General Manager, Oncology, Worldwide for PharmaNet, Inc. Prior to joining Pharmanet, Dr. Maida served as Chairman, Founder and Director of BioConsul Drug Development Corporation and Principal of Anthony Maida Consulting International, servicing pharmaceutical firms, venture capital, hedge funds and Wall Street in the clinical development of therapeutic products and product/company acquisitions. Prior to that, from 1992 to September of 1999, Dr. Maida was President and Chief Executive Officer of Jenner Biotherapies, Inc., a company engaged in the development of immunotherapies to treat patients with cancer and certain side effects related to chemotherapy. During his tenure at Jenner, Dr. Maida moved four products into the clinic; one Phase III randomized

Name and Age

clinical trial demonstrating clinical benefit to patients with osteogenic sarcoma which ultimately gained approval in Europe, two Phase II double-blinded randomized placebo controlled clinical trials in patients with prostate cancer and nine Phase I/II clinical trials. For over 25 years, Dr. Maida has focused on the clinical development of immunotherapies to treat patients with cancer. Dr. Maida has served in a number of executive roles, including, Chairman, CEO, COO, CSO, CFO and business development, and as a result his skill set includes the execution and oversight of finance, operations, research, and commercial clinical and scientific development, regulatory and manufacturing for the development of various therapeutic modalities. He is an expert in ‘virtual’ development and cost-cutting of operations in large and small biotechnology companies.

Dr. Maida serves on the advisory board of EndPoint BioCapital, Sdn Bhd (Kuala Lumpur, Malaysia), and as an advisor, consultant and technical analyst for CMX Capital, LLC, Sagamore Bioventures, Roaring Fork Capital, Toucan Capital, North Sound Capital, The Bonnie J. Addario Lung Cancer Foundation and Pediatric BioScience, Inc. Additionally, Dr. Maida has been retained by each of Abraxis BioScience, Inc., Northwest BioTherapeutics, Inc. and Takeda Chemical Industries, Ltd. (Osaka, Japan). Dr. Maida holds a B.A. in Biology, a B.A. in History, an M.B.A., a M.A. in toxicology and a Ph.D. in Immunology. He is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, the Society of Neuro-Oncology, the International Society for Biological Therapy of Cancer and the American Chemical Society. Dr. Maida holds a number of patents and patent applications associated with various therapeutic modalities and approaches.

Dr. Maida’s qualifications to serve on the Board of Directors include the extensive experience he has gained holding senior management positions, including chairman, president, chief financial officer and chief executive officer, at various biotechnology and biopharmaceutical companies. He has successfully raised financing from venture capital and strategic investors for biopharmaceutical companies and he currently provides consulting services to hedge funds and venture capital firms interested in biopharmaceutical firms. Furthermore, Dr. Maida’s vast knowledge in the area of clinical development of oncology products and product acquisitions, in addition to his continuous research in the field of oncology, provides unique and valuable insight to our Board of Directors. As a result, Dr. Maida is well qualified to serve on our Board of Directors.

Gilles R. Gagnon, M.Sc., M.B.A., ICD.D (60)	Mr. Gagnon was appointed by the Board of Directors to serve as a director of Spectrum in March 2012. Since 2008, he has also served as President of Spectrum Pharma Canada Inc., an affiliate of Spectrum. Prior to joining Spectrum, Mr. Gagnon was the President and Chief Executive Officer of Æterna Zentaris (AEZS), a Nasdaq-listed biopharmaceutical company focused on oncology and endocrinology. Prior to this position, he served as Vice President, Corporate Development at Æterna Laboratories since 1999, became President and Chief Operating Officer in 2001 and then President and Chief Executive Officer in January 2003, following the acquisition of Zentaris from German-based Degussa AG in December 2002. Prior to joining Æterna Zentaris, he was Vice President, External Affairs for Novartis Pharma Canada Inc. from 1996 to 1999. Prior to that, from 1989 to 1996, Mr. Gagnon held various positions including Executive Director,

Name and Age

Corporate Planning and Business Development, Senior Director, Strategic Alliances, General Manager, Governments Affairs and Access to Market and Director of Professional Services at Sandoz Pharmaceuticals Inc. Throughout his career in the pharmaceutical industry, Mr. Gagnon was especially involved in corporate development, alliance management, as well as marketing functions where he participated in the launch of nine innovative pharmaceutical products, in addition to his general management functions.

Mr. Gagnon has also participated in several international committees and strategic advisory boards. Mr. Gagnon serves on the board of directors of Canada’s Research-Based Pharmaceutical Companies (“Rx&D”) where he represents members from the biopharmaceutical sector and pioneered the Rx&D’s biopartnering initiative. He recently completed his mandate as Chairman of the Board of BioQuebec and as a Director of Montreal In Vivo. He is currently a member of the board of directors of Spectrum Pharma Canada Inc. and serves as director, President and CEO of Ceapro Inc., a Canadian growth-stage biotechnology company whose primary business activities relate to the development and commercialization of active ingredients for pharmaceuticals, personal care and cosmetic industries.

Mr. Gagnon holds an M.Sc. in pharmacology and an M.B.A. from the Université de Sherbrooke and a certificate in General Management from the London Business School, UK. He completed the Directors Education Program at the Rotman School of Management of University of Toronto and is a member of the Canadian Institute of Corporate Directors.

Mr. Gagnon’s qualifications to serve on the Board of Directors include his extensive experience in the healthcare and pharmaceutical industries, including his prior experience as Chief Executive Officer of Æterna Zentaris, a similar biotechnology company. As a result, Mr. Gagnon is well qualified to serve on our Board of Directors.

Rajesh C. Shrotriya, M.D. (70)	Dr. Shrotriya has been Chairman of the Board and Chief Executive Officer since August 2002 and a director of Spectrum since June 2001. From September 2000 to April 2014, Dr. Shrotriya has also served as President of Spectrum. From September 2000 to August 2002, Dr. Shrotriya also served as Chief Operating Officer of Spectrum. Prior to joining Spectrum, Dr. Shrotriya held the position of Executive Vice President and Chief Scientific Officer from November 1996 until August 2000, and as Senior Vice President and Special Assistant to the President from November 1996 until May 1997, for SuperGen, Inc., a publicly-held pharmaceutical company focused on drugs for life-threatening diseases, particularly cancer. From August 1994 to October 1996, Dr. Shrotriya held the positions of Vice President, Medical Affairs and Vice President, Chief Medical Officer of MGI Pharma, Inc., an oncology-focused biopharmaceutical company. Dr. Shrotriya spent 18 years at Bristol-Myers Squibb Company (“BMS”), an NYSE-listed pharmaceutical company, in a variety of positions, most recently as Executive Director, Worldwide CNS Clinical Research. Previously, Dr. Shrotriya held various positions at Hoechst Pharmaceuticals, most recently as Medical Advisor. Dr. Shrotriya was an attending physician and held a courtesy appointment at St. Joseph Hospital in Stamford, Connecticut. In addition,

Name and Age

he received a certificate for Advanced Biomedical Research Management from Harvard University. Dr. Shrotriya received an M.D. from Grant Medical College, Bombay, India, in 1974; a D.T.C.D. (Post Graduate Diploma in Chest Diseases) from Delhi University, V.P. Chest Institute, Delhi, India, in 1971; an M.B.B.S. (Bachelor of Medicine and Bachelor of Surgery — equivalent to an M.D. in the U.S.) from the Armed Forces Medical College, Poona, India, in 1967; and a B.S. in Chemistry from Agra University, Aligarh, India, in 1962.

Dr. Shrotriya is a demonstrated leader in the biopharmaceutical industry. His significant leadership experience includes over ten years of serving as our Chairman and Chief Executive Officer. Dr. Shrotriya has held prior leadership roles in the biopharmaceutical industry including his positions as our President and Chief Operating Officer, as the executive vice president and chief scientific officer for a publicly-held pharmaceutical company, and 18 years of experience in various positions he held in BMS. Dr. Shrotriya’s significant leadership experience in the biopharmaceutical sector, along with his experience as a physician and his expertise in drug development, makes his well-qualified to serve on our Board of Directors.

Dolatrai Vyas, Ph.D. (70)	Dr. Vyas has been a director of Spectrum since June 2013. He has 31 years’ tenure in oncology drug discovery research at BMS, an NYSE-listed pharmaceutical company, where he served in various positions including most recently as a Group Director and Distinguished Research Fellow (Executive Level) in Oncology Discovery Chemistry. Dr. Vyas is considered one of the pioneers of the BMS oncology medicinal chemistry discovery efforts based on natural products derived cytotoxics. During this period he was also involved in BMS’s pioneering research on antibody drug conjugate (“ADC”) technology to target cytotoxics selectively to tumors. This technology in recent years has yielded valuable new biologics for treating a variety of cancers. In the last 15 years of his oncology research career at BMS, he was involved in discovery and development of personalized medicine research involving small molecule molecular targeted oncology therapeutics (e.g. kinase inhibitors). During his tenure at BMS in oncology drug discovery, he has participated in the discovery and development of 12 small molecules and one biologic (ADC) as clinical development candidates with one US Food and Drug Administration approved NDA. He has authored/co-authored over 110 publications and written numerous book chapters and review articles. He is also an inventor/co-inventor on more than 40 patents. He is an elected member of the Connecticut Academy of Sciences and Engineering (“CASE”) and is also on the editorial board of Medicinal Research Reviews. Dr. Vyas retired from BMS in 2011 and subsequently formed a research and development consulting company, Dinesh Vyas, LLC. Currently, he is consulting for an India-based pharmaceutical company and is also on the scientific advisory board of another Indian company. Dr. Vyas received a B.Sc. with honors in Chemistry/Geology from University College Nairobi (Kenya), University of East Africa in 1967 and a Ph.D. in Organic Chemistry from Queens University, Kingston, Canada in 1972.

Dr. Vyas brings to the Board of Directors over 30 years of experience in the healthcare industry, especially in oncology drug research and development. As a result, Dr. Vyas is well qualified to serve on our Board of Directors.

Name and Age

Raymond W. Cohen (55)

Mr. Cohen has been a director of Spectrum since June 2013. He is an accredited public company director and a veteran life-science executive with over 30 years in the healthcare industry. Currently, Mr. Cohen serves as the Chairman of the Board at a number of publicly traded and privately-held U.S. and European medical technology companies including Lombard Medical Technologies, a UK-based publicly traded commercial stage manufacturer and marketer of abdominal aortic aneurysm stent graphs; JenaValve Technology Inc., a Munich-based privately-held, commercial-stage manufacturer and marketer of transcatheter-delivered aortic valve systems; BioLife Solutions, Inc., a Seattle-based, commercial-stage publicly traded manufacturer of preservation media products used to extend the life of human cells and organs; and Syncroness, Inc., a privately-held contract engineering and product development firm. From June 2010 to November 2012, Mr. Cohen was the Chief Executive Officer and member of the Board of Directors of Vessix Vascular, Inc., a privately-held developer of a novel renal denervation system for the treatment of hypertension which was acquired by Boston Scientific in November 2012.

From 1997 to 2006, Mr. Cohen served as the Chairman and Chief Executive Officer of NASDAQ-listed Irvine, California based Cardiac Science, Inc., a manufacturer of external automatic defibrillators which was ranked as the 4th fastest growing company in North America by Deloitte in 2004. In 2008, Mr. Cohen was named by AeA as the Private Company Life Science CEO of the Year. Mr. Cohen was named Entrepreneur of the Year in 2002 by the Orange County Business Journal. Mr. Cohen holds a B.S. in Business Management from Binghamton University.

Mr. Cohen brings to the Board of Directors over 30 years of experience in the healthcare industry, including currently serving as Chairman at several prominent companies. As a result, Mr. Cohen is well qualified to serve on our Board of Directors.

Director Compensation

For service during 2013, directors who are not employees of the Company, which we refer to as “non-employee directors,” received an annual retainer of $50,000. In addition, non-employee directors were entitled to receive additional retainer fees for their Board committee positions, pursuant to the fee table below. Non-employee directors were also reimbursed for certain out-of-pocket expenses incurred with respect to their attendance at Board and committee meetings.

Non-Employee Director Fees

Annual Retainer (All)	$50,000
Additional Annual Retainer for Audit Committee Chairperson	$20,000
Additional Annual Retainer for Compensation Committee Chairperson	$15,000
Additional Annual Retainer for Audit Committee Member	$10,000
Additional Annual Retainer for Compensation Committee Member	$7,500

Also for services in 2013, under the 2009 Incentive Award Plan, or the 2009 Plan, each non-employee director was granted options to purchase 20,000 shares of our common stock at an exercise price of $9.18 per share, the closing price of our common stock on the date immediately prior to the date of grant. The options vest as to 25% of the shares on the date of grant, and the remaining shares vest in three equal installments on each anniversary of the date of grant. Furthermore, under the 2009 Plan, each non-employee director was also issued 10,000 restricted shares. The restricted shares vest as to 50% of the shares six months after the date of grant, and the remaining 50% of the shares one year after the date of grant.

The following table shows fiscal 2013 compensation for our non-employee directors. Directors who were employees did not receive any additional compensation for their service as directors.

Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Krishan K. Arora(2)	33,750	—	—	33,750
Raymond W. Cohen(3)	30,000	91,800	90,143	211,943
Gilles R. Gagnon	50,000	91,800	90,143	231,943
Anton Gueth(2)	30,000	—	—	30,000
Stuart M. Krassner	75,000	91,800	90,143	256,943
Luigi Lenaz	52,188	91,800	90,143	234,131
Anthony E. Maida	77,500	91,800	90,143	259,443
Dolatrai Vyas(3)	28,750	91,800	90,143	210,693

(1)	Represents the grant date fair value of the award calculated in accordance with ASC Topic 718. The awards are subject to time-based vesting criteria as described above. These amounts do not represent cash payments or proceeds actually received by the directors and the actual values realized may be materially different from these amounts upon sale of the underlying shares.

(2)	Dr. Arora and Mr. Gueth did not stand for reelection to the Board of Directors at the 2013 annual meeting of stockholders and their cash retainer fees were prorated accordingly.

(3)	Dr. Vyas joined the Board of Directors during 2013 and his cash retainer fees were prorated accordingly.

Number of Options and Restricted Shares Held by Directors at Fiscal Year-End 2013

Name	Options (#)	Restricted Shares (#)
Raymond W. Cohen	20,000	10,000
Gilles R. Gagnon	52,500	10,000
Stuart M. Krassner	290,000	10,000
Luigi Lenaz	165,000	10,000
Anthony E. Maida	268,300	10,000
Dolatrai Vyas	30,000	10,000

PROPOSAL 2 — APPROVAL OF FLEXIBLE SETTLEMENT FEATURE FOR THE POTENTIAL CONVERSION OF CONVERTIBLE SENIOR NOTES

Background and Reason for Seeking Stockholder Approval

On December 23, 2013, we issued Convertible Senior Notes, which we refer to as the Notes, in a private offering to qualified institutional buyers, pursuant to Rule 144A under the Securities Act of 1933. The Notes pay interest at a rate of 2.75% and are due in 2018. The aggregate principal amount of the Notes was $120 million, of which our net proceeds after expenses were approximately $115.4 million. We used approximately $13.1 million of the net proceeds for certain derivative instrument purchases to hedge the conversion feature of the Notes. We intend to use the remaining proceeds for general corporate purposes, which may include working capital, research and development and clinical studies. We may also use a portion of the net proceeds to acquire or license additional drug candidates or complementary technologies; however, we have no current agreements or commitments to complete any such transaction.

The Notes are convertible into shares of our common stock at an initial conversion rate of 95.0107 shares per $1,000 principal amount of Notes, which is equivalent to approximately $10.53 per share, subject to adjustment in certain circumstances. The initial conversion price represents a 27.5% premium to the last reported sale price of our common stock on the NASDAQ Global Select Market of $8.255 per share on December 17, 2013, the date we priced the offering of the Notes. Additional information regarding the terms of the Notes is below under “Summary of Terms and Conditions of the Notes.”

As issued, the conversion of the Notes may only be settled in shares of our common stock. However, under the terms of the Notes, we will have the option to settle conversions of the Notes in cash, shares of our common stock, or through any combination of cash and common stock, at our election. This option (referred to as “flexible settlement” in this Proxy Statement) is available only if we first obtain stockholder approval in accordance with NASDAQ requirements. As a company with shares listed for trading on the NASDAQ Global Select Market, we are subject to the NASDAQ Listing Rules. NASDAQ Listing Rule 5635(d)(2) requires that we obtain stockholder approval prior to implementing the flexible settlement feature in connection with the conversion of a principal amount of the Notes that could result in the issuance of an aggregate amount of common stock, issued pursuant to the flexible settlement feature, equal to 20% or more of our common stock or voting power outstanding on the date the offering of the Notes was priced. Based on a total of 64,063,244 shares of our common stock outstanding as of December 17, 2013, we must obtain stockholder approval of the potential issuance of more than 12,812,648 shares of our common stock pursuant to the flexible settlement feature.

Reason for Stockholder Approval

The Board of Directors believes the flexible settlement feature will benefit our stockholders by providing us with financial flexibility in the conversion of the Notes. This flexibility will allow us to use the settlement method that is in the best interests of Spectrum and our stockholders at the time of conversion, whether that involves issuing shares of our common stock to preserve cash, using cash to reduce dilution of existing stockholders, or relying upon a combination of share issuance and cash payment as we deem appropriate.

The terms of the Notes do not require us to seek stockholder approval of the flexible settlement feature, and we will not incur any penalties under the Notes if the stockholders do not approve the flexible settlement feature.

Proxies received in response to this solicitation will be voted “FOR” the approval of the flexible settlement feature described above.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE FLEXIBLE SETTLEMENT FEATURE FOR THE POTENTIAL CONVERSION OF THE CONVERTIBLE SENIOR NOTES.

Summary of Terms and Conditions of the Notes

Below is a summary of the terms of the Notes. The summary contains basic information about the Notes and does not provide a complete description of the Notes. Stockholders should read the Indenture, included as Exhibit 4.1 to the Current Report on Form 8-K that we filed with the SEC on December 23, 2013, for a more detailed account of the terms and conditions of the Notes.

Maturity; Interest.    The Notes will mature on December 15, 2018, unless earlier converted or purchased by us. The Notes will bear interest at a rate of 2.75% per annum, payable semi-annually in arrears, commencing on June 15, 2014.

Ranking.    All payments due under the Notes will be our unsecured and unsubordinated obligations and will rank senior in right of payment to any indebtedness that is expressly subordinated to the Notes; rank equal in right of payment to unsecured indebtedness that is not subordinated; be effectively subordinated in right of payment to secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally subordinated to all indebtedness and liabilities of our subsidiaries.

Conversion Right.    Prior to the close of business on the business day immediately preceding June 15, 2018, holders may convert all or a portion of their Notes only under the following circumstances:

•

during any fiscal quarter (and only during such fiscal quarter) commencing after March 31, 2014, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding fiscal quarter, the last reported sale price of our common stock on such trading day is greater than or equal to 130% of the applicable conversion price on such trading day;

•

during the five consecutive business day period immediately following any five consecutive trading day period, referred to as the measurement period, in which, for each trading day of that measurement period, the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of our common stock on such trading day and the applicable conversion rate on such trading day;

•	upon the occurrence of specified corporate transactions as set forth in the indenture; and

•	at any time, if we have not received stockholder approval of the flexible settlement feature.

On or after June 15, 2018, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the circumstances listed above.

The initial conversion rate of the Notes is 95.0107 shares of our common stock per $1,000 principal amount of Notes, equivalent to a conversion price of approximately $10.53 per share of our common stock. The conversion rate is subject to customary antidilution adjustments. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the indenture), in certain circumstances, the conversion rate may be increased by a number of additional shares for a holder that converts its Notes in connection with such make-whole fundamental change.

Conversion Settlement.    Upon conversion of a Note, we will deliver for each $1,000 principal amount of converted Notes a number of shares of our common stock equal to the conversion rate in effect on the conversion date. However, if we receive stockholder approval of the flexible settlement feature, we will settle conversions of the Note through payment or delivery, as the case may be, of cash, shares of our common stock, or a combination of cash and stock, at our election.

Obligation to Purchase.    Upon the occurrence of a “fundamental change” (as defined in the indenture), holders of the Notes may require us to purchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus any then accrued and unpaid, interest.

Additional Issuances.    Under the indenture, we have the right, without the consent of the holders of the Notes, to reopen the indenture and issue additional notes in an unlimited aggregate principal amount with the same terms as the Notes (other than differences in the issue price and the date from which interest will accrue), provided that if such additional notes are not fungible with the Notes for U.S. federal income tax purposes, such additional notes shall have a separate CUSIP number. The approval by stockholders of the flexible settlement feature of the Notes at the Annual Meeting will also apply to any additional notes that we may issue pursuant to this provision of the indenture.

Accounting Effect on Reported Financial Results

If our stockholders approve the flexible settlement feature, we may settle conversions of the Notes in cash, shares of our common stock, or any combination thereof, at our election. Under the applicable accounting literature, an entity must separately value the debt component, and the embedded conversion option, of convertible debt instruments that may be settled entirely or partially in cash upon conversion. Regardless of whether our stockholders approve the flexible settlement feature, we will continue to record non-cash interest expense as a result of the amortization of the discounted carrying value of the Notes to their face amount over its term. This will adversely impact our presented net income (loss) in its financial results because of the recognition of both the amortization of the debt discount and the instrument’s stated interest. This could adversely affect the trading price of our common stock, and the trading price of the Notes.

Currently, we include the full number of shares that may be issuable upon conversion of the Notes in the calculation of diluted net income per share. If the stockholders approve the flexible settlement feature, the calculation of diluted net income per share may change. Under certain circumstances, convertible debt instruments that may be settled entirely or partly in cash are accounted for using the “treasury stock method,” the effect of which is that the shares that may be issuable upon conversion of the Notes are not included in the calculation of diluted net income per share except to the extent that the conversion value of the Notes exceeds their principal amount. Under the treasury stock method available under current accounting standards, for diluted net income per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the Notes, then diluted net income per share would be adversely affected.

If the stockholders approve the flexible settlement feature and this flexible settlement feature is triggered, even if holders do not elect to convert their Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Notes as a current rather than long-term liability, which would materially reduce our calculated net working capital.

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee has selected Deloitte & Touche LLP, or D&T, as our independent registered public accounting firm for fiscal year 2014 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting.

Although ratification by our stockholders is not a prerequisite to the Audit Committee’s ability to select our independent registered public accounting firm, the Audit Committee believes that asking our stockholders to ratify the selection is advisable and in the best interests of our stockholders, and represents an important corporate governance practice. Accordingly, stockholders are being asked to ratify, confirm and approve the selection of D&T as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and our internal controls over financial reporting for fiscal year 2014. If the stockholders do not ratify the selection of D&T, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee; provided, however, the Audit Committee may select D&T even if our stockholders do not ratify D&T’s selection. If the appointment of D&T is ratified, the Audit Committee will continue to conduct an ongoing review of D&T’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace D&T at any time.

There will be representatives from D&T present at the Annual Meeting. They may make a statement if they desire to do so and will be available to answer appropriate questions from stockholders. Representatives from Ernst & Young, LLP, or E&Y, our independent registered public accounting firm for fiscal year 2013, are not expected to be present at the Annual Meeting.

Proxies received in response to this solicitation will be voted “FOR” the ratification of D&T unless otherwise specified in the proxy.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

Change in Independent Registered Public Accountants

The Audit Committee of our Board conducted a competitive process to select our independent registered public accounting firm for fiscal year 2014. The Audit Committee invited four national accounting firms, including E&Y, our independent registered public accounting firm for fiscal year 2013, to participate in this process. On March 17, 2014, E&Y notified us that they would not participate in the process and resigned as our independent registered public accounting firm.

On April 5, 2014, the Audit Committee completed the competitive process and unanimously approved the appointment of D&T for the integrated audit for fiscal year 2014 and for the review of each of the fiscal quarters in fiscal year 2014. On April 9, 2014, the Audit Committee formally engaged D&T.

In connection with the audit of our financial statements during each of the two fiscal years ended December 31, 2013 and December 31, 2012, and in the subsequent interim period through March 17, 2014, the date of resignation by E&Y, there were no disagreements as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report.

In connection with the audit of our financial statements during each of the two fiscal years ended December 31, 2013 and December 31, 2012, and in the subsequent interim period through March 17, 2014, there was a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K related to a material weakness in our internal control over financial reporting as disclosed in our Annual Report. Our management concluded that as of December 31, 2013, our internal control over financial reporting was not effective because of the existence of a material weakness related to our controls over (i) the process of estimating the required period-end accruals for services performed under open purchase orders, which resulted in overstated operating expenses and accrued liabilities in multiple reporting periods in, and prior to, 2013; and (ii) the ineffective design and operating effectiveness of controls over the process for identifying and recording liabilities for vendor invoices received subsequent to year end that related to 2013 activities, which would have resulted in understated operating expenses and accrued liabilities, if left uncorrected, as described in Item 9A of the Annual Report, which description is incorporated herein by reference. Our management concluded that as of December 31, 2012, our internal control over financial reporting was not effective because of the existence of a material weakness related to the accurate and timely accounting for accruals identified in management’s assessment of internal controls, which resulted in overstatement of expenses and accrued liabilities in such periods, as described in Item 9A of the Form 10-K/A for the fiscal year ended December 31, 2012, which description is incorporated herein by reference. The Audit Committee has discussed the subject matter of the foregoing material weaknesses with E&Y.

E&Y’s audit report on our financial statements as of and for the fiscal year ended December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, and E&Y’s audit report was not qualified or modified as to uncertainty, audit scope, or accounting principles. E&Y’s audit report on our financial statements as of and for the fiscal year ended December 31, 2012 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the effects on the consolidated financial statements of the restatement described in Note 1A to the financial statements. The E&Y 2013 and 2012 audit reports reference the E&Y internal control over financial reporting adverse opinion on our internal control over financial reporting, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework).

We previously reported the change in accounting firms on Current Reports on Form 8-K filed with the SEC on March 21, 2014 and April 10, 2014, respectively. We provided E&Y with a copy of the above disclosures, other than the engagement of D&T, and requested that E&Y furnish a letter addressed to the SEC stating whether or not it agrees with the foregoing statements. A copy of E&Y’s letter dated March 17, 2014 was filed as Exhibit 16.1 to our Current Report on Form 8-K filed on March 21, 2014.

During the two fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through April 5, 2014, neither we nor anyone on our behalf consulted with D&T with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice of D&T was provided to us that D&T concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

E&Y served as our independent registered public accounting firm from December 3, 2009 to March 17, 2014. During such time, E&Y rendered audit opinions on our consolidated financial statements and our internal controls over financial reporting included in our Annual Reports on Form 10-K filed with the SEC for the fiscal years ended December 31, 2009 through December 31, 2013.

We provided E&Y and D&T with a copy of the foregoing disclosures and requested that E&Y and D&T each review such disclosures. In addition, E&Y and D&T were given an opportunity to furnish us with a letter addressed to the SEC containing any new information, clarifying our expression of their respective views, or stating the extent to which they do not agree with the foregoing statements. E&Y and D&T each informed us that it agreed with the foregoing statements and did not furnish such a letter to us or the SEC.

Independent Registered Public Accounting Firms Fees

The following summarizes aggregate fees billed to us by our former independent registered public accounting firm, E&Y, for the fiscal years ended December 31, 2013 and 2012:

	2013	2012
Audit Fees	$1,626,144	$884,975
Audit-related Fees	249,754	107,000
Tax Fees	660,700	360,125

Total	$2,536,598	$1,352,100

The fees billed to us by E&Y during or related to the fiscal years ended December 31, 2013 and 2012 consist solely of audit fees, audit-related fees and tax fees, as follows:

Audit Fees.    Represents the aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements and our internal controls over financial reporting, for the reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, and the preparation of comfort letters and consents with respect to registration statements.

Audit-related Fees.    Represents the aggregate fees billed to us for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees. These services include accounting consultations and attestation services that are not required by statute.

Tax Fees.    Represents the aggregate fees billed to us for professional services rendered for tax returns, compliance and tax advice.

All Other Fees.    We did not incur any other fees to E&Y during the fiscal years ended December 31, 2013 and 2012.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor

All audit and non-audit services by our independent registered public accounting firm were pre-approved by our Audit Committee. For audit services, the independent accountant provides the Audit Committee with an audit plan, including proposed fees in advance of the annual audit. The Audit Committee approves the plan and fees for the audit. Pursuant to its charter, the Audit Committee may establish pre-approval policies and procedures, subject to SEC and NASDAQ rules and regulations, to approve audit and non-audit services; however, it has not yet done so.

PROPOSAL 4 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Board is committed to excellence in governance and recognizes the interest our stockholders have in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, our stockholders are being asked to approve an advisory resolution on the compensation paid to our “named executive officers,” as reported in the Compensation Discussion and Analysis section of this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to endorse or not endorse our fiscal year 2013 compensation program and policies for our named executive officers.

For fiscal year 2013, the Committee established aggressive financial and strategic goals for the Chief Executive Officer and our other named executive officers, the achievement of which the Committee believed to be of paramount importance to the continued success of the Company and the accrual of long-term value to our stockholders.

As discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program is designed to attract and retain professionals of the highest caliber, who are capable of leading us to fulfill our ambitious business objectives. The Compensation Committee believes our program is competitive in the marketplace, links pay to performance by rewarding our named executive officers for achieving Company and individual performance targets, and aligns our named executive officers’ interests with the interests of our stockholders by providing a significant portion of total compensation through the grant of equity awards. The total compensation paid to our named executive officers in 2013 was strongly correlated with the achievement of our 2013 financial and strategic goals.

Highlights of 2013 Performance

During 2013 we accomplished various critical objectives for our business, which included:

•	Acquisitions: We completed two strategic acquisitions, including an FDA-approved oncology drug, MARQIBO® and we licensed-in a late-stage oncology drug, Captisol-enabled® MELPHALAN.

•	Commercial: We executed the launch of MARQIBO in less than seven weeks after acquisition, while continuing to focus on the growth of our marketed drugs.

•

Medical: We filed the NDA for BELEODAQ, for which the FDA has granted a Priority Review. We also completed enrollment in a pivotal study for Captisol-enabled MELPHALAN and initiated a Phase 2 study for SPI-2012.

•	Corporate: We strengthened our management team with the addition of experienced leaders in senior management, including a new Chief Financial Officer and new Chief Medical Officer.

•	Financial: We successfully completed a $120 million convertible debt financing at the end of 2013 and ended the year with a strong balance sheet, including $160 million in cash.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses in detail our fiscal year 2013 compensation program and decisions made by the Committee with respect to the compensation of our named executive officers.

“Say-on-Pay” Vote

This non-binding advisory stockholder vote gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

“RESOLVED, that the compensation policies applicable to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and the related compensation tables and narrative discussion, is hereby APPROVED.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board of Directors, the Committee or Spectrum. However, the Board of Directors and the Compensation Committee, which is comprised entirely of independent directors, will, in their discretion, consider your vote when making future executive compensation decisions.

Proxies received in response to this solicitation will be voted “FOR” the approval, on an advisory basis, of the compensation policies applicable to our named executive officers disclosed in this Proxy Statement unless otherwise specified in the proxy.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION POLICIES APPLICABLE TO OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

CORPORATE GOVERNANCE

Board Independence

In determining whether members of our Board of Directors are independent, the Board reviews a summary of the relationships of each director with Spectrum and other facts relevant to the analysis of whether the directors qualify as “independent directors” under the NASDAQ Listing Rules.

The Board of Directors has affirmatively determined that Drs. Krassner, Lenaz, Maida and Vyas, and Mr. Cohen, are independent directors pursuant to the NASDAQ Listing Rules. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent pursuant to the NASDAQ Listing Rules. In addition, the members of the Audit Committee are independent directors pursuant to the heightened independence criteria for members of Audit Committees set forth in SEC rules.

Board Meeting Attendance

Our Board of Directors met eight times and acted by unanimous written consent five times during 2013. We expect each director to attend each meeting of the Board and of the committees on which he serves. Our policy is that every director is expected to attend the annual meeting of our stockholders in-person. If a director is unable to attend a meeting, he must notify the Board and attempt to participate in the meeting telephonically, if possible. All directors have attended at least 75% of the meetings of the full Board and the meetings of the committees on which he served in 2013. The average attendance of all directors in 2013 was approximately 96%. Our Board of Directors met in executive sessions without management eight times during 2013. All our Board members attended the 2013 Annual Meeting of Stockholders.

Committees of the Board

Our Board of Directors has five standing committees: Audit, Compensation, Nominating and Corporate Governance, Placement and Product Acquisition. Our Audit, Compensation and Nominating and Corporate Governance Committees each act pursuant to a written charter. Copies of the Audit, Compensation and Nominating and Corporate Governance Committee charters are posted on our website at http://www.sppirx.com. The Board intends to reevaluate the composition of each of the committees at its meeting immediately following the Annual Meeting.

Board Committee Membership

as of December 31, 2013

Name	Audit Committee	Compensation Committee	Placement Committee	Nominating and Corporate Governance Committee	Product Acquisition Committee
Raymond W. Cohen	*		*	**
Gilles R. Gagnon			*		*
Stuart M. Krassner	*	**		*
Luigi Lenaz		*	*		*
Anthony E. Maida	**	*	*	*	*
Rajesh C. Shrotriya			**		**
Dolatrai Vyas		*		*	*

*	Member.

**	Chair.

Audit Committee.    At December 31, 2013, the Audit Committee was comprised of Drs. Maida (Chair) and Krassner, and Mr. Cohen, each of whom satisfied the NASDAQ and SEC rules for Audit Committee membership. The Audit Committee held six meetings and acted by unanimous written consent once during 2013. Our Board of Directors determined that Drs. Maida and Krassner, and Mr. Cohen were Audit Committee “financial experts” within the meaning of SEC rules.

Principal responsibilities of the Audit Committee include but are not limited to:

•	Appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm;

•	Reviewing independence qualifications and quality controls of the independent registered public accounting firm;

•	Overseeing and monitoring internal controls, procedures, the audit function, accounting procedures and financial reporting process; and

•	Reading and discussing with management and the independent registered public accounting firm the annual audited, and quarterly unaudited, financial statements.

Compensation Committee.    At December 31, 2013, the Compensation Committee was comprised of Drs. Krassner (Chair), Lenaz, Maida and Vyas. The Compensation Committee held one meeting and acted by unanimous written consent two times during 2013. Our Board of Directors determined that each of the members was an “independent director” within the meaning of the NASDAQ Listing Rules and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

For additional information about the role and responsibilities of the Compensation Committee, see the “Compensation Discussion and Analysis — Role of Compensation Committee” section of this Proxy Statement.

Placement Committee.    At December 31, 2013, the Placement Committee was comprised of Drs. Shrotriya (Chair), Maida and Lenaz, and Messrs. Cohen and Gagnon. The Placement Committee has the authority to act on behalf of the Board with respect to approving and evaluating all issuances of our securities (other than stock options, restricted stock and other grants for compensation purposes, which is handled by the Compensation Committee or the Board), including the authority to set the terms of each security being issued, including, without limitation, common stock, warrants, preferred stock or other securities convertible into common stock. The Placement Committee did not meet during 2013.

Nominating and Corporate Governance Committee.    At December 31, 2013, the Nominating and Corporate Governance Committee was comprised of Mr. Cohen (Chair) and Drs. Krassner, Maida and Vyas. Our Board of Directors determined that each of the members was an “independent director” under the NASDAQ Listing Rules. The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to: the identification and recommendation of nominees for election as directors by the stockholders; the identification and recommendation of candidates to fill any vacancies on our board; and the recommendation of policies and standards of corporate governance. The Nominating and Corporate Governance Committee met one time in 2013.

In selecting and making recommendations to the Board for director nominees, the Nominating and Corporate Governance Committee may consider suggestions from many sources, including our stockholders. Any such director nominations, together with appropriate biographical information and qualifications, should be submitted by the stockholder(s) to the Chairman of the Nominating and Corporate Governance Committee of our Board of Directors, c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Director nominees submitted by stockholders are subject to the same review process as director nominees submitted from other sources, such as other Board members or senior management. No director nominations by stockholders have been received as of the filing of this Proxy Statement.

The Nominating and Corporate Governance Committee considers a number of factors when reviewing potential nominees for the Board. The factors which are considered by the Nominating and Corporate Governance Committee include the following: the candidate’s ability and willingness to commit adequate time to Board and committee matters; the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs; the candidate’s personal and professional integrity, ethics and values; the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly-held company; the candidate’s experience in our industry and with relevant social policy concerns; the candidate’s experience as a Board member of another publicly-held company; whether the candidate would be “independent” under applicable standards; whether the candidate has practical and mature business judgment; and the candidate’s academic expertise in an area of our operations. In addition to the factors set forth above, the Nominating and Corporate Governance Committee also strives to create diversity in perspective, background and experience in the Board as a whole.

In identifying, evaluating and selecting future potential director nominees for election at each annual meeting of stockholders and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Nominating and Corporate Governance Committee engages in a selection process. In identifying potential nominees, the Nominating and Corporate Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any of our stockholders or senior management. In appropriate circumstances, the Nominating and Corporate Governance Committee may also hire a search firm to help locate qualified candidates. Once potential nominees are identified, they are initially reviewed by the Chairman of the Nominating and Corporate Governance Committee, or in the Chairman’s absence, any other member of the Nominating and Corporate Governance Committee delegated to initially review director candidates. The reviewing member of the Nominating and Corporate Governance Committee will make an initial determination in his or her own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the reviewing member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee will interview the prospective director candidate(s). The full Nominating and Corporate Governance Committee may interview the candidates as well. The Nominating and Corporate Governance Committee will provide informal progress updates to the Board and will meet to consider and recommend final director candidates to the entire Board of Directors. Our Board of Directors determines which candidates are nominated or elected to fill a vacancy.

Product Acquisition Committee.    At December 31, 2013, the Product Acquisition Committee was comprised of Drs. Shrotriya (Chair), Lenaz, Maida and Vyas, and Mr. Gagnon. The Product Acquisition Committee is responsible for evaluating our product acquisition opportunities. The Product Acquisition Committee did not meet during 2013. Instead, the full Board previously considered and approved the 2013 investments and activities related to product acquisitions.

Board Leadership Structure

Currently, our Chief Executive Officer, Dr. Rajesh C. Shrotriya, serves as Chairman of our Board of Directors. The Board believes that Dr. Shrotriya is the director best situated to identify strategic opportunities for our Company and to focus the activities of the Board due to his full-time commitment to the business and his long tenure with Spectrum. The Board also believes that Dr. Shrotriya’s dual roles as Chairman of the Board and Chief Executive Officer promotes effective execution of our business strategy and facilitates information flow between management and the Board. Our Board has determined that maintaining the independence of a majority of our directors helps maintain the Board’s independent oversight of management and ensures that the appropriate level of independence is applied to all Board decisions. In addition, our Audit, Compensation and Nominating and Corporate Governance Committees, which oversee critical matters such as our accounting principles, financial reporting processes and system of disclosure controls and internal controls over financial reporting, our executive compensation program and the selection and evaluation of our directors and director nominees, each consist entirely of independent directors.

Risk Oversight

Management is responsible for identifying our risk exposures and communicating such exposures to our Board. Our Board is responsible for implementing our risk oversight responsibilities. The Board does not have a standing risk management committee, but administers this function directly through the Board as a whole, as well as through committees of the Board. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our accounting principles and procedures, financial reporting processes and system of disclosure controls and internal controls over financial reporting. The Nominating and Corporate Governance Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important corporate governance principles and practices and by considering risks related to our director nominee evaluation process. The Compensation Committee assists the Board in its risk oversight function by overseeing compliance with our executive compensation programs and considering risks relating to the design of our executive compensation programs and arrangements. In addition, our compliance officer monitors our corporate compliance program and our compliance with applicable laws, rules and regulations and provides reports to our Board with respect to compliance matters and any related issues. The full Board considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. We believe our Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s effectiveness in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.

Communications with the Board of Directors

Stockholders who wish to contact members of our Board of Directors may send email correspondence to: ir@sppirx.com. If stockholders would like to write to the Board of Directors, they may also send written correspondence to the following address: Spectrum Pharmaceuticals, Inc., Board of Directors, 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All stockholder communications will be received and processed by the Investor Relations Office, and then directed to the appropriate member(s) of the Board of Directors. In general, correspondence relating to accounting, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee, with a copy to the Nominating and Corporate Governance Committee. All other correspondence that is directed to the Board of Directors generally will be referred to the chairperson of the Nominating and Corporate Governance Committee. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. A copy of the Code of Business Conduct and Ethics will be provided to any person, without charge, upon request to (702) 835-6300 or to Investor Relations, Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Amendments to the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, if any, will be posted on our website at www.sppirx.com. We will disclose any waivers of provisions of our Code of Business Conduct and Ethics that apply to our directors and principal executive, financial and accounting officers by disclosing such information on a Current Report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors is responsible for assisting our Board of Directors in fulfilling its oversight responsibilities regarding Spectrum’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Audit Committee operates pursuant to a written charter, a copy of which is posted on our website at www.sppirx.com. The Audit Committee met six times and acted by unanimous written consent once during fiscal 2013. All members of the Audit Committee are non-employee directors and satisfy the current NASDAQ Global Market Listing Standards and SEC requirements with respect to independence, financial literacy and experience.

Management of Spectrum has the primary responsibility for Spectrum’s consolidated financial statements as well as Spectrum’s financial reporting process, accounting principles and internal controls. Ernst & Young LLP, the independent registered public accounting firm for the Company in 2013, is responsible for performing an audit of Spectrum’s consolidated financial statements and internal control over financial reporting, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of Spectrum’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Spectrum as of and for the year ended December 31, 2013 with Spectrum’s management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees” (which superseded Statement on Auditing Standards No. 61 for fiscal years beginning after December 15, 2012), as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB (Rule 3526) regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the foregoing, the Audit Committee has recommended to our Board of Directors the inclusion of the audited consolidated financial statements in Spectrum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Anthony E. Maida, III, M.A., M.B.A., Ph.D., Chair

Stuart M. Krassner, Sc.D., Psy.D.

Raymond W. Cohen

The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

General

In this section we discuss and analyze the compensation paid to our “named executive officers” for the fiscal year ended December 31, 2013.

This section is divided into the following discrete parts:

•	Named Executive Officers

•	Executive Summary

•	Compensation Philosophy and Objectives

•	Role of Compensation Committee

•	Role of Executive Officers

•	Peer Group Data

•	Key Elements of Executive Compensation

•	Risk Assessment of Compensation Policies and Practices

Named Executive Officers

For the fiscal year ended December 31, 2013, the Committee determined that our named executive officers were as follows:

Name	Title
Rajesh C. Shrotriya, M.D.	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

Joseph K. Keller(1)	Executive Vice President and Chief Operating Officer

Kurt A. Gustafson(2)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Lee F. Allen, M.D.(3)	Senior Vice President and Chief Medical Officer

Joseph W. Turgeon(1)	Senior Vice President and Chief Commercial Officer

Brett L. Scott(4)	Senior Vice President, Finance (Former Principal Financial Officer)

(1)	On April 17, 2014, Mr. Turgeon was appointed as the Company’s President and Chief Operating Officer and Mr. Keller resigned from his employment with the Company.

(2)	Mr. Gustafson joined the Company in this capacity on June 3, 2013.

(3)	Dr. Allen joined the Company in this capacity on March 18, 2013.

(4)	Mr. Scott ceased serving as our Principal Financial Officer effective upon the hiring of Mr. Gustafson on June 3, 2013. Mr. Scott is being included as a named executive officer for purposes of this Compensation Discussion and Analysis pursuant to applicable SEC rules.

Executive Summary

At Spectrum we have an unwavering commitment to serve patients and build value for our stockholders. We believe that we have all the ingredients to build a company with a solid base of commercial products, a strong balance sheet, a robust research and development pipeline, and an accomplished team of executives to execute our proven strategy.

Although 2013 was a challenging year for the Company in some respects due to the unexpected decrease in product sales, we made significant progress towards achieving our key business objectives and positioning the Company for future growth and success. Notably, despite a $100 million decrease in revenue as compared to the prior year, our management team was able to exercise fiscal discipline and carefully manage expenses so that we were able to achieve profitability (on a non-GAAP basis) in each of the third and fourth quarters.

Below is a brief summary of the key business developments which, taken as a whole, made 2013 a successful year:

•	Acquisitions: We acquired two important products in 2013: MARQIBO, an FDA-approved, oncology drug; and Captisol-enabled MELPHALAN, a late-stage oncology drug,

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Commercial: We executed the launch of our fourth commercial drug, MARQIBO, in less than seven weeks after its acquisition, while continuing to focus on the growth and success of our other marketed drugs.

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Medical: We filed a new drug application for BELEODAQ, for which the FDA granted a Priority Review. We also completed enrollment in a pivotal clinical study for Captisol-enabled MELPHALAN and initiated a Phase 2 study involving SPI-2012.

•	Corporate: We strengthened our management team with the addition of experienced leaders in senior management, including a new Chief Financial Officer and new Chief Medical Officer.

•	Financial: We successfully completed a $120 million convertible debt financing transaction at the end of 2013 and ended the year with a strong balance sheet, including $160 million in cash.

For 2013, the Committee established aggressive goals for the Chief Executive Officer and our other named executive officers, the achievement of which the Committee believed to be of paramount importance to the continued growth and success of the Company, and to the accrual of long-term value to our stockholders. These goals related to the achievement of a revenue target, acquisition of commercial products, management of our product pipeline, advancement of clinical studies, hiring key members of our management team, and maintaining fiscal discipline. Each of these goals was established at the beginning of 2013, except that our revenue target was adjusted in the middle of 2013 to reflect our new sales outlook following our determination that, due to unexpected market conditions, product sales would likely be significantly lower than originally forecast. The total compensation paid to our named executive officers in 2013, as determined by the Committee and approved by the full Board of Directors, was ultimately strongly correlated with the achievement of our 2013 financial and strategic goals, as described in greater detail below.

Compensation Philosophy and Objectives

Compensation Philosophy

The Committee’s executive compensation philosophy is to attract and retain professionals of the highest caliber, who are capable of leading Spectrum to fulfill our ambitious business objectives. The Committee understands that competition for attracting talent in the pharmaceutical industry is very intense, and that such competition is local, national and even international in scope. The Committee also understands that, notwithstanding the Company’s financial growth and strategic success over the past several years, it is still in the process of achieving the goal of becoming one of the most significant players in the market for hematology and specialty oncology treatments. As a result, the Committee recognizes that our executive compensation packages must be designed to encourage exceptional candidates to make a decision to join us over other potential employers, including pharmaceutical, biotechnology and other life sciences companies that may be much larger and better known than Spectrum. Our commitment to finding exceptional and accomplished executives, many of whom have come to us from very significant companies within the life sciences industry, permeates our executive compensation philosophy and results in us providing compensation packages to our named executive officers at the top end of the range as compared to peer group companies. The Committee seeks to implement this compensation philosophy by offering compensation opportunities that significantly reward executives for advancing our long and short-term financial and strategic goals.

Compensation Objectives

When reviewing and approving our executive compensation program, the Committee is guided by the following five objectives:

•	Attract exceptional and accomplished executives with the proper experience and skills required to achieve our specific business objectives, as well as our future growth and success;

•	Provide a total compensation package that is competitive with significant players in the life sciences industry, and that is at the top end of the range within our peer group companies;

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Condition a significant portion of potential total compensation on the achievement of Company and individual performance targets, which are designed to advance our business objectives and create long-term stockholder value;

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Provide a significant portion of total compensation through the grant of restricted shares and options to more directly align the interests of our executive officers with those of our stockholders; and

•	Provide for time-based vesting of restricted share and option awards to encourage executive officers to remain with the Company over a meaningful period of time (generally at least three years).

Quantitative and Qualitative Performance Indicators

The Committee takes into account various quantitative and qualitative indicators of Company and individual performance in determining the level and structure of compensation for the named executive officers. The Committee generally considers Company quantitative performance indicators such as total revenue, expense management and total cash balance. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors such as the completion of the acquisition of commercial products, the advancement of product candidates, obtaining regulatory approvals, advancement of clinical trials, and demonstrated leadership ability. In general, the Committee believes that the Company’s long-term growth and success are tied, to a greater and lesser extent, to these performance indicators. As a result, the Committee seeks to ensure that the realized compensation of our named executive officers is closely correlated to their achievement. The specific performance indicators that were deemed to be important for purposes of compensation paid in 2013 are discussed below. For additional information, see “Compensation Discussion and Analysis — Annual Cash Bonuses.”

Elements of Executive Compensation

In furtherance of the Committee’s compensation philosophy, the Committee generally believes that using a combination of three principal compensation elements — base salary, annual cash bonus, and equity incentive awards — effectively supports our executive compensation objectives. The Committee also uses other compensation elements, including standard benefits and perquisites, as well as change of control benefits for certain executives, which it views as necessary components of a competitive and effective executive compensation program. However, in light of our significant financial growth over a period of several years, and due to the rapidly evolving nature of the industry in which we operate, the Committee believes it is difficult to pinpoint specific competitive market levels to target for each element of compensation. Instead, the Committee strives to position the potential “total compensation” delivered to the named executive officers at the top end of a pre-identified peer group in order to recruit and retain top talent, compensate the named executive officers for exceptional contributions to the Company’s financial growth and strategic success, and encourage outstanding future performance.

Mix of Compensation Elements

In assessing the “total compensation” opportunity for each named executive officer, and determining the value or amount paid with respect to each compensation element, the Committee generally seeks to weight the compensation mix heavily towards performance-based compensation (annual cash bonuses and equity awards), which we refer to as “at risk” compensation, and seeks to limit the level of “guaranteed” compensation, especially guaranteed cash compensation (base salary, benefits and perquisites). In doing so, the Committee is mindful of the appropriate mix between guaranteed pay and at risk pay so as to mitigate compensation-related risk.

The Committee also strives to provide a larger proportion of the total compensation opportunity in the form of “non-cash” components (such as restricted shares and options) rather than “cash” components (such as base salary and annual cash bonuses). The Committee does so to allow the named executive officers to be financially rewarded for exceptional Company performance that the Committee believes will advance our business objectives, and to further align the interests of the named executive officers with those of our stockholders.

However, notwithstanding the foregoing general principles, the Committee has not established any formal policies or guidelines for allocating between at risk and guaranteed compensation, or cash and non-cash compensation. The Committee also has not adopted any policies for allocating between long-term and currently paid compensation or between any particular elements of compensation. For additional information, see “Compensation Discussion and Analysis — Key Elements of Executive Compensation.”

“At Risk” vs. “Guaranteed” Compensation

The following chart illustrates that the guaranteed pay (base salary, benefits and perquisites) of our Chief Executive Officer was only 19% of his potential compensation for 2013 and approximately 81% was at risk pay (annual cash bonuses, stock awards and option awards) that was dependent on the achievement of Company or individual performance targets, or appreciation in the value of our shares. These amounts are based on the amounts set forth in the Summary Compensation Table for base salary, bonus, stock awards, option awards, and “all other compensation.”

As is evident from the chart above, the vast majority of our Chief Executive Officer’s compensation for 2013 was in the form of pay which was at risk, and therefore not guaranteed to be earned. This is consistent with the Committee’s philosophy of providing a significant portion of potential total compensation based on the achievement of Company and individual performance targets, which are designed to advance our business objectives and create long-term stockholder value.

“Cash” vs. “Non-Cash” Compensation

The following chart illustrates the various elements of the total compensation package paid to our Chief Executive Officer in 2013. The cash components (base salary, annual cash bonuses, benefits and perquisites) represented only 35% of his potential compensation for 2013, and approximately 65% was in the form of non-cash components (restricted shares and options). These amounts are based on the amounts set forth in the Summary Compensation Table for base salary, bonus, stock awards, option awards, and “all other compensation.”

As is evident from the chart above, the majority of the total compensation paid to our Chief Executive Officer in 2013 was in the form of non-cash equity awards. This is consistent with the Committee’s philosophy of providing a significant portion of total compensation through the grant of equity incentive awards (restricted shares and options) in order to weight compensation more heavily towards non-cash compensation and to align the interests of our Chief Executive Officer with those of our stockholders. It is also consistent with the Committee’s philosophy of seeking to encourage skilled executives to remain with the Company since the restricted share and option awards require time-based vesting over a period of several years.

The Committee believes that its overall executive compensation philosophy is effective at achieving its objectives of attracting and retaining top executives with the skills necessary to achieve our business objectives, providing a competitive total compensation package, encouraging the achievement of Company and individual performance targets, aligning the interests of the executives with those of our stockholders, and properly allocating between “at risk” and “guaranteed” compensation.

Role of Compensation Committee

The Committee was appointed by the Board of Directors, and consists entirely of directors who are “independent directors” under the applicable NASDAQ Listing Rules, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Committee is responsible for, among other things:

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reviewing and recommending to the full Board of Directors for approval the compensation of our Chief Executive Officer, and recommending and approving the compensation of our other named executive officers and other key management personnel;

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approving individual and Company performance targets that relate to the payment of annual cash bonuses or the grant of equity awards, assessing achievement with respect to the targets, recommending to the full Board of Directors for approval the payments or grants made to our Chief Executive Officer, and approving the payments or grants made to our other named executive officers;

•

administering the Company’s equity-based compensation plans, recommending to the full Board of Directors for approval equity awards to our Chief Executive Officer, and approving equity awards to our other named executive officers and other key management personnel pursuant to those plans;

•	reviewing and approving offer letters, employment agreements, severance agreements and other arrangements with our named executive officers and other key management personnel; and

•	reviewing compensation information from peer group companies, and other companies within our industry, to generally consider our compensation policies in light of current market practices.

The Committee is also responsible for preparing and approving the Report of the Compensation Committee for inclusion in this Proxy Statement. In performing its duties, the Committee, in its discretion, may retain or replace any independent counsel, compensation consultants or other outside expert or advisor that the Committee believes necessary or advisable, and the Committee has the sole authority to approve the compensation of such persons. The Committee met two times during 2013.

Role of Executive Officers

The Committee generally solicits input from our Chief Executive Officer in determining the amount and elements of compensation payable to the named executive officers and other key management personnel. Our Chief Executive Officer also generally assists the Committee in establishing specific Company financial and strategic goals that are ultimately used to determine whether certain compensation elements (such as annual cash bonuses) have been earned. However, while our Chief Executive Officer discusses his recommendations with the Committee, he does not participate in deliberation or determination with respect to his own compensation. The ultimate determination of the amount of any compensation paid to the Chief Executive Officer, including any element of compensation, is made by the full Board of Directors relying upon the recommendation of the Committee.

The Committee considers recommendations of our Chief Executive Officer when assessing the individual performance of the other named executive officers. However, the ultimate determination of the amount of any cash or equity incentive awards payable to the other named executive officers is made by the Committee.

The other named executive officers and other senior management personnel are generally not present at meetings of the Committee and such other persons do not generally participate in Committee discussions regarding executive compensation decisions.

Peer Group Data

In 2013, the Committee retained Radford, an Aon Hewitt company, to conduct a competitive review of our executive compensation program. Radford is a leading global provider of compensation services to life sciences companies. The Committee tasked Radford with reviewing and compiling data on the executive compensation practices of select companies within the life sciences industry, recommending a list of specific peer group companies, and providing guidance on our compensation practices in light of the compensation practices of the peer group companies. Radford’s work also included analyzing our historical pay practices and presenting recommendations regarding our current pay practices, including with respect to the amount of cash compensation and the amount and mix of equity compensation. Radford presented a report to the Committee in March 2013, which the Committee reviewed and discussed with Radford.

The peer group that Radford selected, which the Committee approved, consisted of the following 24 publicly traded pharmaceutical companies, which we refer to as the Peer Group:

• Acorda Therapeutics	• Idenix Pharmaceuticals	• Questcor Pharmaceuticals

• Alkermes	• Incyte	• Salix Pharmaceuticals

• Amarin	• Isis Pharmaceuticals	• Santarus

• Auxilium Pharmaceuticals	• Jazz Pharmaceuticals	• SciClone Pharmaceuticals

• BioMarin Pharmaceutical	• Momenta Pharmaceuticals	• The Medicines Company

• Cubist Pharmaceuticals	• NPS Pharmaceuticals	• Theravance

• Dendreon	• Onyx Pharmaceuticals	• Vertex Pharmaceuticals

• Halozyme Therapeutics	• Optimer Pharmaceuticals	• ViroPharma

The Peer Group was selected based on companies that are operating within the biotechnology or pharmaceutical industries, have at least one commercial product on the market, have revenues of less than $1 billion, and have market capitalization of between approximately $500 million and $3 billion.

The Radford report was used by the Committee to review and understand the level of total compensation, and the level and mix of base salaries, annual cash bonuses, annual and long-term equity incentive awards and other benefits and perquisites provided to executives of companies within the Peer Group. The Committee reviewed compensation data from the Peer Group as well as other companies, both in the Radford report as well as in additional third-party compensation survey data, in an effort to obtain a general understanding of current compensation practices and as one of several components in making its executive compensation decisions. While the Committee generally endeavors to provide a total compensation opportunity that places our executives at the top end of the range as compared to executives employed by companies within the Peer Group, the Committee did not benchmark any particular component of executive compensation to that of other companies.

Key Elements of Executive Compensation

In light of our executive compensation philosophy and objectives, and following the review of the Peer Group data discussed above, the Committee has determined that the principal elements of compensation for our named executive officers shall be:

•	Base Salary

•	Annual Cash Bonus

•	Equity Incentive Awards (Restricted Shares and Options)

•	Benefits and Perquisites

•	Payments upon Termination of Employment or Change in Control

Information regarding each of these elements is provided in the following chart and then each element is discussed individually in greater detail below.

Type	Form	Purpose	Performance Criteria
Cash	Base Salary	Fixed annual compensation to attract and retain key executives; guaranteed base amount of compensation	Guaranteed pay; not performance-based, although increases in base salary may be based, in part, on performance criteria (see “Base Salary” below)

Cash	Annual Cash Bonuses	Incentive for executives to achieve Company and individual goals; encourage performance that leads to achievement of Company goals that are designed to advance business objectives and create long-term stockholder value	At risk pay; Company and individual performance goals (both quantitative and qualitative) approved by the Committee in advance; goals for 2013 included revenue target (adjusted to reflect new sales outlook), expense management, cash balance, commercial product acquisitions, product pipeline development, etc. (see “Annual Cash Bonuses” below)

Equity	Equity Incentive Awards (Restricted Shares and Options)	Incentive to work towards achieving exceptional stock price performance; encourage retention of key executives through time-based vesting; align interests of executives with those of stockholders	At risk pay; value accrues to executives through increases in our stock price (see “Equity Incentive Awards” below)

Benefits and Perquisites	401(k) contributions; Deferred Compensation Plan; health and welfare benefits; long-term disability insurance; life insurance	Provide competitive, broad-based employee benefits structure necessary to attract and retain executives; benefits are generally offered to all full-time employees (with exception of Deferred Compensation Plan)	Guaranteed pay; not performance-based (see “Benefits and Perquisites” below)

Severance/Change of Control Payments	Employment Agreement for Chief Executive Officer; Change in Control Severance Agreements for the other named executive officers (effective in 2014); provisions of equity incentive plan awards	Attract and retain executives; maintain a stable and effective management team in the event of a change of control or other significant Company event	Not performance-based

Base Salary

We provide base salaries to attract and retain executives with the proper experiences and skill sets required to assist us in achieving our specific business objectives, as well as our future growth and success. Base salaries provide a guaranteed base level of compensation that comprises a standard element of executive compensation packages within our industry.

The base salaries of our named executive officers are established as part of an annual compensation review undertaken by the Committee. Base salaries for a particular fiscal year are generally established either at the end of the prior year or the beginning of the current year (in which case they are generally retroactive to the beginning of the year). The base salary for our Chief Executive Officer for 2013 was recommended by the Committee and approved by the Board of Directors in December 2012.

In establishing the base salaries for 2013, the Committee considered each named executive officer’s role and level of responsibility at the Company, recent individual performance, perceived impact on Company results, and overall Company performance. The Committee also considered information regarding salary levels paid to executives with similar titles and levels of responsibility within the Peer Group, as provided in the Radford report.

In light of the consideration of these factors, the base salaries approved by the Committee for the named executive officers in 2012 and 2013 were as follows:

	2012	2013
Executive	Base Salary
Rajesh C. Shrotriya, M.D	$800,000	$900,000
Joseph K. Keller	$525,000	$550,000
Kurt A. Gustafson(1)	—	$450,000
Lee F. Allen, M.D.(2)	—	$420,000
Joseph W. Turgeon	$410,000	$450,000
Brett L. Scott(3)	$250,000	$256,250

(1)	Mr. Gustafson joined the Company on June 3, 2013.

(2)	Dr. Allen joined the Company on March 18, 2013.

(3)	The base salary change for Mr. Scott was effective on July 1, 2013.

Annual Cash Bonuses

As discussed above, the Committee believes it is important to tie a meaningful portion of the total compensation potential for the named executive officers to the achievement of specified quantitative and qualitative Company performance targets, as well as individual performance targets, the achievement of which will advance our specific business objectives and result in the creation of long-term stockholder value. The Committee also seeks to limit guaranteed pay in favor of pay that is at risk. One compensation component that has historically been utilized to address these objectives is annual cash bonuses that are earned based on the achievement of pre-established Company and individual performance targets.

Chief Executive Officer. The cash bonus awarded to our Chief Executive Officer with respect to 2013 was determined by the Committee at the end of the year based on an assessment of numerous factors, including:

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the Company’s achievement with respect to pre-established Company financial and strategic objectives, which included a revenue target and also related to the acquisition of commercial products, management of our product pipeline, advancement of clinical studies, and maintenance of fiscal discipline. The revenue target was adjusted in the middle of 2013 to reflect our new sales outlook following our determination that, due to unexpected market conditions, product sales would likely be significantly lower than originally forecast;

•

our Chief Executive Officer’s achievement with respect to the pre-established individual performance targets, which included hiring key members of our management team, investing in senior leadership, and providing overall leadership and vision;

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a comprehensive review of overall Company performance, including the fact that, despite a $100 million decrease in revenue as compared to the prior year, our management team was able to exercise fiscal discipline and carefully manage expenses so that we were able to achieve profitability (on a non-GAAP basis) in each of the third and fourth quarters; and

•

a review of the information from the Peer Group, as set forth in the Radford report, about the level of annual cash bonus amounts (and total cash amounts) paid to executive officers with similar titles and levels of responsibility within the Peer Group.

In determining the amount of the annual cash bonus amount to award to our Chief Executive Officer, the Committee took into account these factors as well as the fact that our Chief Executive Officer had the principal authority and executive decision-making ability required to execute on our various financial and strategic initiatives and achieve our objectives. The Committee believed that the various Company and individual accomplishments, in the aggregate, merited an annual cash bonus award. However, the cash bonus award was significantly lower than in each of the two prior years principally due to the significant decrease in revenues in 2013 as compared to 2012. The amount of the annual cash bonus paid to our Chief Executive Officer was recommended by the Committee and subsequently approved by the full Board of Directors (with our Chief Executive Officer abstaining from the decision).

Notably, while the annual cash bonuses paid by the Company have components of a non-equity incentive plan award since they are based, to a large extent, on actual performance with respect to pre-determined performance metrics, they also have a discretionary component to them because the actual targeted amount, as well as the precise correlation between the achievement of the performance targets and the annual cash bonus amount, is not pre-established and communicated by the Committee. For this reason, and in accordance with SEC rules, the annual cash bonus amounts are disclosed as “bonuses” in the Summary Compensation Table (rather than as “non-equity incentive plan awards”). For additional information, see “Compensation Discussion and Analysis — Summary Compensation Table.”

The Committee approved a 2013 annual cash bonus award for our Chief Executive Officer in the amount set forth in the table below:

Name	2013 Annual Cash Bonus ($)
Rajesh C. Shrotriya, M.D.	900,000

Other Named Executive Officers. The process for determining the annual cash bonus awards for our other named executive officers, is generally similar to what is described above with respect to our Chief Executive Officer. For 2013, the Committee took into account the Company’s performance with respect to the financial and strategic performance goals discussed above, as well as the individual performance of the other named executive officers. In particular, the Committee took into account the decrease in revenues in 2013 as compared to 2012, while also recognizing that the management team acted prudently and effectively in managing expenses such that we were able to achieve profitability (on a non-GAAP basis) in each of the third and fourth quarters. The Committee assessed the individual performance of the other named executive officers and also considered the recommendations of our Chief Executive Officer. The other named executive officers reported directly to our Chief Executive Officer throughout the year and so, the Committee believes, he was in a position to provide a meaningful assessment of their capabilities and contributions to the Company. However, the amount of the annual cash bonus paid to our other named executive officers was ultimately recommended by the Committee and subsequently approved by the full Board.

The Committee approved 2013 annual cash bonus awards for the other named executive officers in the amounts set forth in the table below:

Name	2013 Annual Cash Bonus ($)
Joseph K. Keller	275,000
Kurt A. Gustafson	200,000
Lee F. Allen, M.D.	166,250
Joseph W. Turgeon	260,000

Equity Incentive Awards

In furtherance of the Committee’s compensation philosophy, the Committee believes it is important to provide a significant portion of the named executive officers’ total compensation opportunity through the grant of equity incentive awards in order to align the interests of our named executive officers with those of our stockholders. This also provides an additional way in which the Committee can seek to limit guaranteed pay in favor of pay that is at risk. Furthermore, the Committee believes granting equity incentive awards that vest over time encourages executives to remain with the Company. In order to accomplish these objectives, the Committee has historically granted the named executive officers a combination of options and restricted shares each year. While these types of awards are different in some respects, they are similar in that their respective values are directly tied to the price of our common stock.

Options. During the past several years, we have granted options to our named executive officers and other employees pursuant to the 2009 Plan, which was previously approved by our Board and stockholders. In accordance with the terms of the 2009 Plan, the exercise price of options granted pursuant to the 2009 Plan is set at the closing price of our common stock on the date of grant. We believe that options are an important element of total named executive officer compensation principally because options:

•

Are consistent with our philosophy of aligning the interests of our named executive officers with those of our stockholders, because value is created for the executives only if the share price of our common stock increases during the option term, which in turn leads to increased stockholder value; and

•	Help to retain executives through the use of time-based vesting provisions that provide for vesting over several years.

Restricted Shares. During the past several years, we have also granted restricted shares pursuant to the 2009 Plan. Recipients are generally not required to pay for the restricted shares, as they are granted for compensation purposes, although they are required to pay applicable taxes on the fair value of such grants as they vest. We believe restricted shares are an important element of total named executive officer compensation because restricted shares:

•

Result in immediate value to the recipients (unlike options which require an increase in stock price following the date of grant to create value), which allows us to immediately compensate the named executive officers for individual and Company performance (subject to the vesting of the restricted shares, if any, in accordance with their terms);

•

Are consistent with our philosophy of aligning the interests of our named executive officers with those of our stockholders, because additional value is created for the executives only if the share price of our common stock increases while the executive continues to hold the shares, which in turn leads to increased stockholder value; and

•	Help to retain executives through the use of time-based vesting provisions that provide for vesting over several years.

Annual Awards. The Committee generally approves the grant of restricted shares and options annually, or as circumstances warrant. The Committee may recommend grants of restricted shares and/or options to our named executive officers as well as to other employees, which are subsequently approved by the full Board.

In determining the number of restricted shares and/or options to grant to a particular named executive officer, the Committee takes into account numerous factors, including: the executive’s role and level of responsibility within the Company, the Company’s performance with respect to the pre-established financial and strategic objectives discussed above, the Company’s overall financial performance and performance relative to the Peer Group and the NASDAQ Biotechnology Index, the Committee’s assessment of the named executive officer’s past performance and perceived impact on Company performance, and the named executive officer’s stock and option holdings at the time of grant. The Committee also considers information regarding equity grants made to, and the aggregate equity holdings of, executives with similar titles and levels of responsibility within the Peer Group and the NASDAQ Biotechnology Index generally, including information provided in the Radford report. The Committee typically grants annual restricted share and option awards towards the end of the year (or at the beginning of the next year). Annual awards for 2013 were recommended by the Committee and approved by the full Board of Directors in December 2013 for our Chief Executive Officer. Awards for Messrs. Keller and Turgeon were approved by the Committee in December 2013. Awards for Messrs. Gustafson and Allen were recommended by the Committee and approved by the full Board of Directors in connection with their hiring.

The Committee has not adopted any formal policies or guidelines for determining the allocation of restricted shares versus options to a particular named executive officer. However, in general, the Committee will recommend the grant of a greater number of options than shares of restricted stock to any given named executive officer. This is principally because the Committee recognizes that restricted shares provide immediate value to recipients upon vesting and therefore involve less risk than options. Nonetheless, the Committee retains discretion to recommend grants in amounts it deems appropriate.

In determining the appropriate grant of restricted shares and options to be made to our Chief Executive Officer in 2013, the Committee relied on the framework described above. In doing so, the Committee recognized that:

•

the Company’s and our Chief Executive Officer accomplished the pre-established Company financial and strategic objectives (for additional information. see “Compensation Discussion and Analysis — Annual Cash Bonuses” above);

•	the Company was able to meet important strategic objectives that the Committee believes are critical to the Company’s continued growth success; and

•	our Chief Executive Officer had the principal authority and executive decision-making ability required to execute our various financial and strategic goals and objectives.

The Committee believed that these accomplishments, in the aggregate, merited a grant of restricted share and option awards. However, the grants were significantly lower than in each of the two prior years principally due to the significant decrease in revenues in 2013 as compared to 2012.

The Committee approved a 2013 grant of restricted shares and options to the Chief Executive Officer in the amounts set forth in the table below:

Name	Restricted Shares (#)(1)	Options (#)(2)
Rajesh C. Shrotriya, M.D.	80,000	650,000

(1)	These awards vest as to 50% of the shares six months from the date of grant, and the balance of the shares vest on the first anniversary of the date of grant.

(2)	These awards vest as to 25% of the shares on the date of grant, and the balance of the shares vest in three equal annual installments on each of the first three anniversaries of the date of grant.

The process for determining the annual restricted share and option grants made to our other named executive officers (besides the Chief Executive Officer), is generally similar to what is described above. For 2013, the Committee took into account the Company’s performance with respect to the financial and strategic performance goals already discussed above, as well as the individual performance of the other named executive officers. The Committee’s assessment of individual performance also considered the recommendations of the Chief Executive Officer. However, the amount of the restricted share and option award grants made to our other named executive officers was ultimately recommended by the Committee and subsequently approved by the full Board.

The Committee approved 2013 grants of restricted shares and options for the other named executive officers in the amounts set forth in the table below:

Name	Restricted Shares (#)		Options (#)
Joseph K. Keller	30,000	(1)	100,000	(1)
Kurt A. Gustafson	100,000	(2)	250,000	(3)
Lee F. Allen, M.D.	45,000	(4)	150,000	(3)
Joseph W. Turgeon	25,000	(1)	75,000	(1)

(1)	These awards vest as to 25% of the shares on the date of grant, and the balance of the shares vest in three equal annual installments on each anniversary of the date of grant.

(2)	These awards vest as to 25% of the shares on the one year anniversary of the date of grant, and the balance of the shares vest in three equal annual installments on each anniversary of the date of grant.

(3)	These awards vest as to 25% of the shares on the one year anniversary of the date of grant, and the balance of the shares vest in thirty-six equal monthly amounts thereafter.

(4)	These awards represent two grants in the amounts of 15,000 shares and 30,000 shares. With respect to the first grant, 50% of the shares vest on the six month anniversary of the date of grant, and the balance of the shares vest on the one year anniversary of the date of grant. With respect to the second grant, 25% of the shares vest on the one year anniversary of the date of grant, and the balance of the shares vest in three equal annual installments on each anniversary of the date of grant.

Management Incentive Plan. With the goal of further encouraging long-term Company performance and further aligning the interests of the named executive officers with those of our stockholders, on April 22, 2011, the Board adopted a Long-Term Retention and Management Incentive Plan, or the Management Incentive Plan. The Management Incentive Plan provides that, upon the achievement by the Company of a $750 million market capitalization target for at least 20 consecutive business days, referred to as the Initial Capitalization Target, and upon the achievement by the Company of a $1 billion market capitalization target for at least 20 consecutive business days, referred to as the Subsequent Capitalization Target, our Chief Executive Officer is entitled to receive additional shares of common stock pursuant to the 2009 Plan. Shares granted pursuant to the Management Incentive Plan are immediately vested. The Management Incentive Plan will terminate on April 22, 2016.

In December 2011, the Initial Capitalization Target was achieved and shares of our common stock were issued to our Chief Executive Officer under the Management Incentive Plan. In the event that the Subsequent Capitalization Target is achieved, our Chief Executive Officer will be entitled to receive an additional 260,000 shares pursuant to the Management Incentive Plan.

Benefits and Perquisites

The named executive officers are eligible to receive benefits that are generally available to each of our full-time employees, including health insurance, long-term disability insurance, life insurance and vacation pay. As with other employees, the named executive officers are required to make contributions to the Company to offset a portion of the cost of certain benefit plans.

We also maintain a 401(k) Plan and an Employee Stock Purchase Plan, each of which are generally available to all employees. The 401(k) Plan provides matching employee contributions in shares of our common stock up to applicable limits. The Employee Stock Purchase Plan provides employees with the opportunity to purchase our common stock through accumulated payroll deductions, at a 15% discount to the lesser of (i) the market price of the stock at the beginning of the period, and (ii) the market price of the stock at the end of the period. These Plans are designed to encourage employees to save for retirement and to encourage ownership of shares of our common stock. We believe they provide an additional incentive for our employees to contribute towards our continued success and align the interests of our employees with those of our stockholders.

In addition our Board of Directors has approved the Deferred Compensation Plan. The Plan is administered by the Committee and is intended to be an unfunded plan. The Plan is maintained primarily to provide deferred compensation benefits for a select group of our employees, including our named executive officers. Under the Plan, we provide participants with the opportunity to make annual elections to defer up to a specified amount or percentage of their eligible cash compensation, as established by the Committee. In addition, we have the option, but not the obligation, to make discretionary or matching cash contributions to employees under the Plan. For additional information, see “Compensation Discussion and Analysis — Nonqualified Deferred Compensation.”

Payments upon Termination of Employment or Change in Control

Our Chief Executive Officer has an employment agreement that provides for the payment of certain benefits upon separation of employment from us under specified circumstances. The benefits provided are designed to protect earned benefits in the case that our Chief Executive Officer is terminated without cause or as a result of a change in control of the Company, and to encourage our Chief Executive Officer to act in the best interests of the stockholders at all times during the course of a change in control transaction or other significant event involving Spectrum. The level of benefits provided under the agreement reflects the Committee’s assessment of market conditions and are designed to provide a competitive level of compensation if our Chief Executive Officer is impacted by a termination without cause or in connection with a change in control, as well as recognition of the Company’s growth and success achieved during his years of service to the Company.

Under the employment agreement, our Chief Executive Officer will receive certain severance benefits, which differ depending on the circumstance, if he is terminated by us at the expiration of the term of the agreement (if not renewed), if his employment is terminated by us without cause, if his employment is terminated as a result of a change in control or his position is adversely affected due to a change in control and he resigns, or if he voluntarily terminates his employment with the Company.

As of December 31, 2013, we did not provide any severance benefits to the other named executive officers, other than would be provided under general policies that apply to all of our other employees, except that the named executive officers are entitled to an acceleration of vesting of our matching contribution pursuant to the Deferred Compensation Plan.

For additional information, see “Compensation Discussion and Analysis — Employment Agreements, Termination of Employment and Change in Control Arrangements.”

Impact of Accounting and Tax Considerations on Compensation

Equity-Based Compensation

The fair value of equity-based compensation, which includes options and restricted shares, is measured in accordance with authoritative accounting guidance. We measure compensation cost for all equity-based awards at fair value on the date of grant and recognize compensation expense over the service period over which the awards are expected to vest.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation paid in any given year to a named executive officer in excess of $1.0 million. Performance-based compensation plans are not subject to this restriction. In the event the proposed compensation for any of our named executive officers is expected to exceed the $1.0 million limitation, the Committee will, in making a decision, balance the benefits of tax deductibility with its responsibility to hire, retain and motivate executive officers with competitive compensation programs.

Section 280G and Section 4999

Sections 280G and 4999 of the Internal Revenue Code relate to a 20% excise tax that may be levied on a payment made to an executive as a result of a change in control if the payment exceeds 2.99 times the executive’s base earnings (as defined by the applicable section). Our Chief Executive Officer’s employment agreement provides that we will compensate him for any excise taxes that might arise upon a change in control of the Company. The decision to provide our Chief Executive Officer with this tax gross-up reflects the relatively low cash compensation he received in prior years (which increases his potential 280G tax liability should a change in control occur), and to encourage him to hold the options and restricted shares awarded in prior years for an extended period. We do not currently provide similar tax protection to our other named executive officers.

Risk Assessment of Compensation Policies and Practices

The Committee has considered the concept of risk as it relates to our executive compensation program. The Committee believes that, for the reasons set forth below, although the majority of compensation provided to our named executive officers is at risk, our executive compensation programs do not encourage excessive risk taking and encourage our executive officers to remain focused on appropriate short-term and long-term financial and strategic goals that are tied to the creation of long-term value for our stockholders.

•

Our executive compensation program consists of an appropriate mix of guaranteed pay (salary, benefits and perquisites) and at-risk pay (annual cash bonuses and equity incentive awards) and the Committee reviews this mix annually. The guaranteed portion is designed to provide a minimum compensation base that is necessary to attract and retain executives, as well as to provide meaningful income to the executives regardless of stock price performance so that executives do not feel pressured to focus exclusively on stock price performance and other financial performance targets to the detriment of other important business metrics.

•

Our program establishes appropriate financial and strategic performance goals that are designed to advance our business objectives and encourage the creation of long-term value for our stockholders (as opposed to just short-term increases in our stock price). These performance goals reflect a mix of Company financial and strategic goals, and individual performance goals, so as not to place too much emphasis on any particular type of objective at the expense of others.

•

Our program encourages executive retention through the time-based vesting provisions of our equity incentive awards. Our equity incentive awards generally vest over three years after their initial grant.

•

A significant portion of our equity incentive awards are granted in the form of stock options, which are only valuable if our stock price increases over time. This serves to align the interests of our executives with those of our stockholders.

•	The Committee retains ultimate oversight over the compensation of our named executive officers and maintains the ability to use discretion where appropriate.

•	Our internal controls and procedures, as well as our codes of conduct and ethics, also help mitigate risks associated with our executive compensation program.

Based on the foregoing, the Committee has concluded that any risks arising from our executive compensation program are not reasonably likely to have a material adverse effect on us and do not encourage or incentivize excessive or inappropriate risk-taking by our named executive officers or other employees.

Summary Compensation Table

The following table sets forth summary information concerning the compensation we paid (or accrued) during 2013, 2012 and 2011 to the named executive officers. The amounts reflected in the columns entitled “Stock Awards” and “Option Awards” are estimated values as of the date of grant based on the applicable SEC rules, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)(4)(5)	Total ($)
Rajesh C. Shrotriya, M.D.	2013	900,000	900,000	734,400	2,929,657	167,508	5,631,565
Chairman, Chief Executive	2012	800,000	1,600,000	1,849,996	5,535,358	322,955	10,108,309
Officer and President	2011	700,000	1,900,000	15,917,100	6,440,000	258,660	25,215,760

Joseph K. Keller(6)	2013	550,000	275,000	288,600	472,794	110,986	1,697,380
Executive Vice President and Chief Operating Officer	2012	175,000	213,000	1,441,200	2,120,378	6,057	3,955,635

Kurt A. Gustafson(7)	2013	262,500	200,000	821,000	1,109,255	45,924	2,438,679
Executive Vice President and Chief Financial Officer

Lee F. Allen, M.D.(8)	2013	420,000	166,250	349,200	672,480	57,208	1,665,138
Senior Vice President and Chief Medical Officer

Joseph W. Turgeon(6)	2013	450,000	260,000	240,500	351,157	63,412	1,365,069
Senior Vice President and Chief Commercial Officer	2012	72,338	100,000	552,500	892,500	6,057	1,623,395

Brett L. Scott(9)	2013	256,250	—	—	—	60,591	316,841
Senior Vice President, Finance	2012	250,000	50,000	—	176,698	70,116	546,814
	2011	233,750	25,000	1,014,645	241,000	53,806	1,568,201

(1)	The amounts in this column reflect the annual cash bonuses paid with respect to 2013. For additional information, see “Compensation Discussion and Analysis — Annual Cash Bonuses.”

(2)	The amounts in this column reflect the aggregate grant date fair value of the respective awards in accordance with FASB ASC Topic 718. For fair value assumptions refer to note 6 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 12, 2014. The awards are subject to vesting criteria over future years. For additional information, see “Compensation Discussion and Analysis — Equity Incentive Awards.”

(3)	Amounts reflect automobile allowance; annual 401(k) matching contribution; premiums paid on healthcare and life insurance policies, which are benefits that are offered to all employees; and matching contributions paid by us to match employee deferrals under our Nonqualified Deferred Compensation Plan, each to the extent applicable.

(4)	The matching contributions paid by us in 2013 to match named executive officer deferrals under our Nonqualified Compensation Plan are as follows: Dr. Shrotriya — $90,000; Mr. Keller — $80,208; Mr. Gustafson — $22,500; Dr. Allen — $28,000; Mr. Turgeon — $42,708; and Mr. Scott — $25,313. These amounts were also reported in the column entitled “Company Contributions in 2013” in the “Compensation Discussion and Analysis — Nonqualified Deferred Compensation Plan” section, and were not paid in addition to such amounts.

(5)	Additionally, the amount for our Chief Executive Officer includes the economic benefit of $46,750 related to life insurance policies covering his life and having as beneficiary his estate or other beneficiaries.

(6)	On April 17, 2014, Mr. Turgeon was appointed as the Company’s President and Chief Operating Officer and Mr. Keller resigned from his employment with the Company.

(7)	Mr. Gustafson was named Executive Vice President and Chief Financial Officer effective June 3, 2013. The amounts for 2013 reflect that he was only employed by the Company for a portion of the year.

(8)	Dr. Allen was named Senior Vice President and Chief Medical Officer effective March 18, 2013. The amounts for 2013 reflect that he was only employed by the Company for a portion of the year.

(9)	Mr. Scott ceased serving as our Principal Financial Officer effective upon the hiring of Mr. Gustafson on June 3, 2013. Mr. Scott is being included as a named executive officer for purposes of this Summary Compensation Table pursuant to applicable SEC rules.

Grants of Plan-Based Awards in 2013

The following table provides information about equity incentive awards (restricted shares and options) granted to the named executive officers in 2013 (no “non-equity incentive plan” awards were granted in 2013). The amounts reflected in the column entitled “Grant Date Fair Value of Stock and Option Awards” are estimated values on the date of grant based on the applicable SEC rules, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Rajesh C. Shrotriya, M.D.	12/13/2013	80,000	(3)	—		—	734,400
	12/13/2013	—		650,000	(4)	9.18	2,929,657
Joseph K. Keller	12/3/2013	30,000	(4)	—		—	288,600
	12/3/2013	—		100,000	(4)	9.62	472,794
Kurt A. Gustafson	6/3/2013	100,000	(5)	—		—	821,000
	6/3/2013	—		250,000	(6)	8.21	1,109,255
Lee F. Allen, M.D.	3/18/2013	45,000	(7)	—		—	349,200
	3/18/2013	—		150,000	(6)	7.76	672,480
Joseph W. Turgeon	12/3/2013	25,000	(4)	—		—	240,500
	3/14/2013	—		15,000	(4)	7.79	67,481
	12/3/2013	—		60,000	(4)	9.62	283,676

(1)	The exercise price of the option awards is equal to the fair market value on the respective dates of grant in accordance with the terms of the 2009 Plan.

(2)	The amounts in this column reflect the aggregate grant date fair value of the respective awards in accordance with FASB ASC Topic 718. For fair value assumptions refer to note 6 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 12, 2014.

(3)	These awards vest as to 50% of the shares on the sixth month anniversary of the date of grant, and the balance of the shares vest on the one year anniversary of the date of grant.

(4)	These awards vest as to 25% of the shares on the date of grant, and the balance of the shares vest in three equal annual installments on each anniversary of the date of grant.

(5)	These awards vest as to 25% of the shares on the one year anniversary of the date of grant, and the balance of the shares vest in three equal annual installments on each anniversary of the date of grant.

(6)	These awards vest as to 25% of the shares on the one year anniversary of the date of grant, and the balance of the shares vest in thirty-six equal monthly amounts thereafter.

(7)	These awards represent two grants in the amounts of 15,000 shares and 30,000 shares. With respect to the first grant, 50% of the shares vest on the six month anniversary of the date of grant, and the balance of the shares on the one year anniversary of the date of grant. With respect to the second grant, 25% of the shares vest on the one year anniversary of the date of grant, and the balance of the shares vest in three equal annual installments on each anniversary of the date of grant.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table provides information regarding the outstanding option and stock awards as of December 31, 2013 held by each of the named executive officers. The amounts reflected in the columns entitled “Market Value of Shares That Have Not Vested” and “Market Value of Unearned Shares That Have Not Vested” are estimated values based on the closing sales price of our common stock on December 31, 2013, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(1)	Number of Unearned Shares That Have Not Vested (#)		Market Value of Unearned Shares That Have Not Vested ($)(1)
	Exercisable	Unexercisable
Rajesh C. Shrotriya, M.D.	129,248			4.23	1/1/2016
	150,000			5.08	9/26/2016
	332,015			5.53	1/1/2017
	100,000			3.15	12/6/2017
	500,000			2.55	3/25/2018
	112,500			1.43	12/6/2018
	250,426			1.47	1/16/2019
	500,000			6.09	6/26/2019
	500,000			4.65	1/8/2020
	500,000			3.92	7/1/2020
	750,000	250,000	(2)	6.87	1/3/2021
	375,000	125,000	(2)	8.27	6/12/2021
	482,332	482,333	(2)	11.34	12/19/2022
	162,500	487,500	(2)	9.18	12/13/2023
						62,500	(3)	553,125
						150,000	(4)	1,327,500
						81,569	(5)	721,885
						80,000	(6)	708,000
									260,000	(14)	2,301,000

Joseph K. Keller	93,750	206,250	(7)	12.01	9/7/2022
	25,000	75,000	(2)	9.62	12/3/2023
						75,000	(8)	663,750
						22,500	(9)	199,125

Kurt A. Gustafson		250,000	(7)	8.21	6/3/2023
						100,000	(10)	885,000

Lee F. Allen, M.D.		150,000	(7)	7.76	3/18/2023
						7,500	(11)	66,375
						30,000	(12)	265,500

Joseph W. Turgeon	43,750	106,250	(7)	11.05	10/29/2022
	3,750	11,250	(2)	7.79	3/14/2023
	15,000	45,000	(2)	9.62	12/3/2023
						18,750	(13)	165,937
						18,750	(9)	165,937

Brett L. Scott	79,166	20,834	(7)	4.28	10/11/2020
	37,500	12,500	(2)	8.27	6/12/2021
	12,500	12,500	(2)	12.01	9/7/2022
									43,250	(14)	382,762

(1)	Amounts based on the closing price of our common stock on December 31, 2013, which was $8.85 per share.

(2)	Option shares vest annually in equal 25% increments, with 25% immediately vested on the grant date.

(3)	Shares granted on January 3, 2011 with 25% vesting on the grant date, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(4)	Shares granted on November 29, 2011 with 25% vesting on the grant date, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(5)	Shares granted on December 19, 2012 with 25% vesting on the grant date, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(6)	Shares granted on December 13, 2013 with 50% vesting on June 13, 2014 and 50% vesting on December 13, 2014.

(7)	Option shares vest 25% on the first anniversary of the grant date and in 36 equal monthly increments thereafter.

(8)	Shares granted on September 7, 2012 with 25% vesting on September 1, 2013, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(9)	Shares granted on December 3, 2013 with 25% vesting on the grant date, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(10)	Shares granted on June 3, 2013 with 25% vesting on June 3, 2014, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(11)	Shares granted on March 18, 2013 with 50% vesting on September 18, 2013 and 50% vesting on March 18, 2014.

(12)	Shares granted on March 18, 2013 with 25% vesting on March 18, 2014, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(13)	Shares granted on October 29, 2012 with 25% vesting on October 29, 2013, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested

(14)	Represents shares that may be issued pursuant to the Management Incentive Plan upon the achievement of the Subsequent Capitalization Target. For additional information, see “Compensation Discussion and Analysis — Equity Incentive Awards.”

Options Exercised and Stock Vested in 2013

The following table provides information regarding the number of shares acquired upon exercise of options and vesting of restricted shares in 2013 and the resulting value deemed to have been realized by the named executive officers. However, the amounts reflected in the table do not represent cash payments to or proceeds received by the named executive officers. The shares acquired by the named executive officers, less any shares forfeited to pay for taxes, were retained by the named executive officers. The actual values that may be realized by the named executive officers in connection with these awards may be materially different from these amounts when ultimately realized upon sale of the shares.

	OPTION AWARDS			STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Date of Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Date of Vesting	Value Realized on Vesting ($)(1)
Rajesh C. Shrotriya, M.D.	206,448	9/4/2013	1,094,174	62,500	1/3/2013	728,750
	197,500	9/4/2013	472,025	50,000	1/8/2013	600,500
				150,000	11/29/2013	1,438,500
				40,785	12/19/2013	336,068
Joseph K. Keller				10,000	3/1/2013	114,000
				10,000	9/1/2013	76,600
				25,000	9/1/2013	191,500
				7,500	12/3/2013	72,150
Lee F. Allen, M.D.				7,500	9/18/2013	63,150
				7,500	12/3/2013	72,150
Joseph W. Turgeon				12,500	4/29/2013	93,125
				12,500	10/29/2013	107,750
				6,250	9/1/2013	53,875
				6,250	12/3/2013	60,125

(1)	The amounts realized upon the exercise of options and the vesting of restricted shares is based on the closing price of our common stock on the relevant exercise or vesting dates.

Nonqualified Deferred Compensation Plan

In order to enhance our ability to attract and retain qualified employees, our Board has approved the Nonqualified Deferred Compensation Plan, which is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The Plan is administered by the Committee, and is intended to be an unfunded plan which is maintained primarily to provide deferred compensation benefits for a select group of our employees including the named executive officers. Under the Plan, we will provide the participants with the opportunity to make annual elections to defer up to a specified amount or percentage of their eligible cash compensation, as established by the administrator, and we have the option, but not the obligation, to make discretionary or matching cash contributions.

In 2013, we matched participants’ deferrals up to 10% of eligible compensation. The Company match generally vests three years after the date of deferral. However, contributions become 100% vested upon the occurrence of the earliest of: (i) retirement; (ii) death of the participant; (iii) disability of the participant; and (iv) change of control of the Company, each as defined in the Plan.

The following table summarizes activity under the Plan in 2013:

Name	Executive Contributions in 2013 ($)(1)	Company Contributions in 2013 ($)(2)	Aggregate Earnings/ (Losses) in 2013 ($)	Aggregate Withdrawals / Distributions in 2013 ($)	Aggregate Balance at 12/31/2013 ($)
Rajesh C. Shrotriya, M.D.	135,000	90,000	221,918	—	1,402,500

Joseph K. Keller	177,375	80,208	17,913	—	275,497

Kurt A. Gustafson	22,500	22,500	2,664	—	47,664

Lee F. Allen, M.D.	150,000	28,000	15,353	—	193,353

Joseph W. Turgeon	42,708	42,708	4,412	—	89,828

Brett L. Scott	25,313	25,313	27,574	—	203,971

(1)	These amounts were also reported in the columns entitled “Salary” and/or “Bonus” in the Summary Compensation Table, and were not paid in addition to such amounts.

(2)	These amounts were also reported in the column entitled “All Other Compensation” in the Summary Compensation Table, and were not paid in addition to such amounts.

Employment, Severance and Change in Control Agreements

We have entered into an employment agreement with Dr. Rajesh C. Shrotriya, our President and Chief Executive Officer. We have also entered into employment arrangements with our other named executive officers. We intend to enter into Change in Control Severance Agreements with each of our named executive officers other than our Chief Executive Officer. The terms of the various agreements are discussed below.

Employment Agreement — Dr. Shrotriya

The Company entered into an employment agreement with Dr. Shrotriya on January 2, 2008, which expires on January 2, 2015. The employment agreement automatically renews for subsequent one-year calendar terms unless either party gives written notice of such party’s intent not to renew the agreement at least 90 days prior to the commencement of the new term. The employment agreement requires Dr. Shrotriya to devote his full working time and effort to our business and affairs during the term of the agreement. The employment agreement provides for a minimum annual base salary, periodic bonuses and equity grants each in amounts to be recommended by the Committee.

Compensation and Benefits

Pursuant to the terms of the employment agreement, Dr. Shrotriya shall receive an annual base salary, which may be adjusted annually as determined by the Committee. The Committee has set Dr. Shrotriya’s annual base salary at $900,000 for 2014.

Dr. Shrotriya shall also be paid an annual performance bonus in cash and/or equity based awards, no later than January 31 of the year following, each in amounts to be recommended by the Committee.

Under the agreement, Dr. Shrotriya is entitled to receive additional employment benefits, including the right to participate in certain incentive plans, life, medical and dental benefits, the right to certain estate planning services, a leased vehicle and reimbursements for automobile related expenses, and other benefits.

For additional information, see “Compensation Discussion and Analysis — Summary Compensation Table.”

Termination

Dr. Shrotriya’s employment may be terminated due to non-renewal of the agreement by us, by mutual agreement of the parties, by us for cause (as that term is defined in the agreement) or without cause, on grounds of disability or death of Dr. Shrotriya, by Dr. Shrotriya for no reason or for good reason (as those terms are defined in the agreement), or by Dr. Shrotriya’s non-renewal of the agreement.

If (i) the agreement is not renewed by us, (ii) Dr. Shrotriya is terminated without cause, or (iii) Dr. Shrotriya resigns for good reason, then Dr. Shrotriya’s guaranteed severance payments include the right to receive (a) a lump sum payment equivalent to the aggregate of two years’ cash compensation; (b) Company-paid continued coverage for Dr. Shrotriya and his eligible dependents under our existing health and benefit plans for two years; and (c) immediate vesting of all options, restricted shares and other equity-based awards granted to Dr. Shrotriya. Dr. Shrotriya shall have three years to exercise all vested equity based awards. Since options issued to Dr. Shrotriya pursuant to our 1997 Plan can only be exercised for ninety days after termination, a replacement option shall be granted to Dr. Shrotriya at termination to allow for three years’ of exercisability.

In the event Dr. Shrotriya voluntarily resigns for good reason, or is terminated by us without cause, we will pay or reimburse Dr. Shrotriya for reasonable relocation expenses up to a certain amount.

If the agreement is terminated due to death or disability of Dr. Shrotriya, a lump sum equal to three months of base salary, at the time of his termination, shall be paid to Dr. Shrotriya, or his legal representative or estate, as applicable. All equity based awards, such as options and restricted shares, shall immediately vest and shall remain exercisable in accordance with the terms of the respective equity plan(s) and individual agreement(s) governing such options and restricted shares.

If Dr. Shrotriya voluntarily resigns his employment for no reason, any stock options or other equity based awards (except for restricted shares) shall immediately become fully vested upon the effective date of Dr. Shrotriya’s resignation, and he shall have three years to exercise all such vested equity based awards. Dr. Shrotriya shall receive the same benefits for any unexpired options issued pursuant to our 1997 Plan as if he had been terminated without cause by us.

If during the term of the agreement, Dr. Shrotriya resigns for good reason (as defined in the agreement) other than pursuant to the circumstances of a change in control and our Board has not cured the condition(s) that constitute good reason, then Dr. Shrotriya shall receive all of the severance benefits he would receive if he had been terminated without cause by us.

Upon a change of control of Spectrum, if (i) Dr. Shrotriya’s employment is terminated (other than by Dr. Shrotriya) without cause within twelve months thereafter; or (ii) Dr. Shrotriya is adversely affected in certain terms outlined in the agreement, and Dr. Shrotriya, within twelve months after an event constituting a change of control, elects to resign his employment with us, then in either case, Dr. Shrotriya shall be provided with Company-paid senior executive outplacement and shall receive the same severance benefits as he would receive if he was terminated by us without cause. However, instead of two years’ cash compensation, Dr. Shrotriya shall receive three years cash compensation. In addition, upon a change of control, we shall pay Dr. Shrotriya a one-time payment of $600,000 in recognition of his contributions to the development of the Company.

If the agreement is terminated due to mutual agreement, Dr. Shrotriya’s non-renewal of the agreement, or by us for cause, Dr. Shrotriya shall not be entitled to any severance.

Other

If any payment or distribution by us to or for the benefit of Dr. Shrotriya is subject to the excise tax imposed by Section 4999 of the IRC or any interest or penalties are incurred by the Dr. Shrotriya with respect to such excise tax, then Dr. Shrotriya shall be entitled to receive an additional payment in an amount such that after payment by

Dr. Shrotriya of all taxes (including any interest and penalties imposed with respect thereto) and excise tax imposed upon such payment, Dr. Shrotriya retains an amount of the payment equal to the excise tax imposed upon the payment.

If we determine that any payments to Dr. Shrotriya under the agreement fail to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Internal Revenue Code of 1986, as amended, the payment schedule of that benefit shall be revised to the extent necessary so that the benefit is not subject to the provisions of Section 409A(a)(1) of the Code. We may attach conditions to or adjust the amounts so paid to preserve, as closely as possible, the economic consequences that would have applied in the absence of this adjustment; provided, however, that no such condition or adjustment shall result in the payments being subject to Section 409A(a)(1) of the Code.

Employment Arrangements with Other Named Executive Officers

We have entered into employment arrangements with each of our named executive officers, other than our Chief Executive Officer. Pursuant to the terms of the arrangements, each of the named executive officer’s employment is “at-will” for no specified term, and may be terminated by the named executive officer or us at any time for any reason or for no reason. The employment arrangements provide for an annual base salary, bonuses and equity based awards as determined by our Compensation Committee.

Compensation and Benefits

Pursuant to the terms of each employment arrangement, the named executive officers shall receive an annual base salary as stated in the definitive document, subject to adjustment by the Compensation Committee. Each of the named executive officers, with the exception of Mr. Turgeon, is eligible for a performance bonus of up to 50% of his base salary. Mr. Turgeon is eligible for a performance bonus of up to 60% of his base salary. The employment arrangements also provide for certain additional equity awards for each of the named executive officers. Our Board may, at its sole discretion, award bonuses of cash, stock, or stock options from time to time to each of the named executive officers.

Under the employment arrangements, each named executive officer is entitled to receive additional employment benefits, including the right to participate in certain incentive plans, life, medical and dental benefits, and other standard benefits.

For additional information, see “Compensation Discussion and Analysis — Summary Compensation Table.”

Termination

As discussed above, each of the named executive officer’s employment arrangement is “at-will” for no specified term, and may be terminated by the named executive officer or us at any time for any reason or for no reason.

2014 Change in Control Severance Agreements

On March 25, 2014, the Committee approved and adopted a form of Change in Control Severance Agreement, referred to as the Severance Agreement, to be entered into with each of our named executive officers other than our Chief Executive Officer. Under the Severance Agreement, severance benefits are payable to the eligible officers if, during the term of the Severance Agreement, and within 12 months after a Change of Control (as defined in the Severance Agreement) has occurred, the eligible officer’s employment is terminated by us other than for Cause or the eligible officer resigns for Good Reason (each as defined in the Severance Agreement). Severance benefits under the Severance Agreement include: (i) the continuation of current base salary for a period of 12 months following termination of employment, and (ii) the payment of accrued benefits. The purpose of the Severance Agreements is, among other things, to provide the eligible officers with enhanced financial security and sufficient incentive and encouragement to remain in the employ of the Company prior to and during the completion of a Change in Control. We do not intend to enter into a separate Severance Agreement with our Chief Executive Officer as his employment agreement already provides for the payment of severance benefits under circumstances and in amounts deemed appropriate by the Committee.

Potential Payments upon Termination or Following a Change in Control

The table below reflects the amount of compensation to be paid to or earned by each of our named executive officers in the event of the termination of such executive’s employment with the Company under different circumstances. The table describes, for each named executive officer, the amount of compensation payable upon voluntary termination without cause, death, disability, involuntary termination without cause, involuntary termination for cause or termination following a change of control of the Company. Where applicable, the amounts shown assume that the termination was effective as of the last trading day of 2013, and use the closing price per share of our common stock on such date of $8.85. The amounts set forth in the table only reflect estimates of the amounts that would actually be paid out in connection with a particular termination event. The actual amounts to be paid out with respect to any particular termination can only be determined at the time of an executive’s termination from the Company.

Rajesh C. Shrotriya, M.D.	Voluntary Termination Without Cause ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Involuntary Termination For Cause ($)	Change in Control ($)
Cash Severance payments(1)	—	225,000	225,000	3,612,746	—	5,419,119
Benefit Payments(2)	—	—	—	225,000	—	225,000
M&A Transaction Bonus(3)	—	—	—	—	—	600,000
Management Incentive Plan(4)	—	—	—	—	—	5,673,219
Vesting Acceleration — Options(5)	567,500	567,500	567,500	567,500	—	567,500
Vesting Acceleration — Restricted Stock(6)	—	3,310,511	3,310,511	3,310,511	—	3,310,511
280G Gross Up	—	—	—	—	—	—

Total	567,500	4,103,011	4,103,011	7,715,757	—	15,795,349

Joseph K. Keller
Benefit payments	—	—	—	—	—	—
Vesting Acceleration — Restricted Stock(6)	—	—	—	—	—	862,875

Total	—	—	—	—	—	862,875

Kurt A. Gustafson
Vesting Acceleration — Deferred Compensation Match(7)	—	—	—	—	—	23,832
Vesting Acceleration — Options(5)	—	—	—	—	—	160,000
Vesting Acceleration — Restricted Stock(6)	—	—	—	—	—	885,000

Total	—	—	—	—	—	1,068,832

Lee F. Allen, M.D.
Vesting Acceleration — Deferred Compensation Match(7)	—	—	—	—	—	30,400
Vesting Acceleration — Options(5)	—	—	—	—	—	163,500
Vesting Acceleration — Restricted Stock(6)	—	—	—	—	—	331,878

Total	—	—	—	—	—	525,778

Joseph W. Turgeon
Vesting Acceleration — Options(5)	—	—	—	—	—	11,925
Vesting Acceleration — Restricted Stock(6)	—	—	—	—	—	331,875

Total	—	—	—	—	—	343,800

Brett L. Scott
Vesting Acceleration — Deferred Compensation Match(7)	—	—	—	—	—	64,531
Management Incentive Plan(4)	—	—	—	—	—	964,447
Vesting Acceleration — Options(5)	—	—	—	—	—	102,471

Total	—			—	—	1,131,449

(1)	Dr. Shrotriya receives three-times his current base salary, bonus and car allowance upon a change in control, two-times such amounts upon termination without cause, and three months’ salary upon termination upon death or disability.

(2)	Dr. Shrotriya receives two years of benefits continuation and a relocation bonus upon a change in control or an involuntary termination without cause. In addition, upon a change in control Dr. Shrotriya will receive estimated costs for outplacement services.

(3)	Pursuant to his employment agreement, Dr. Shrotriya is entitled to receive a $600,000 cash bonus upon a change in control.

(4)	Pursuant to the Management Incentive Plan, Dr. Shrotriya is entitled to receive a cash bonus in the amount of 1% of the market capitalization upon a change in control and Mr. Scott is entitled to receive 0.17% of market capitalization upon a change in control.

(5)	Includes the aggregate intrinsic value of those stock options the vesting of which is accelerated upon a change in control. Dr. Shrotriya’s unvested stock options also vest upon termination without cause and death / disability.

(6)	Includes the aggregate fair market value of restricted stock the vesting of which accelerates upon a change in control. Dr. Shrotriya’s unvested restricted stock also vests upon termination without cause and death / disability.

(7)	Includes Company matching amounts under the Deferred Compensation Plan.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management as required by Item 402(b) of Regulation S-K. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully Submitted,

Compensation Committee

Stuart M. Krassner, Sc.D., Psy.D, Chair

Luigi Lenaz, M.D.

Anthony E. Maida, III, M.A., M.B.A., Ph.D

Dolatrai Vyas, Ph.D

The foregoing Report of the Compensation Committee shall not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference therein.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes all of the Company’s equity compensation plans, including those approved by stockholders and those not approved by stockholders, as of December 31, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights (a)	Weighted-average Exercise Price of Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	11,329,218	$7.10	5,039,387
Equity compensation plans not approved by security holders(3)	445,000	6.32	—
Employee Stock Purchase Plan approved by security holders	—	—	4,540,986

Total	11,774,218	$6.71	9,580,373

(1)	We currently have three stock incentive plans: the 1997 Stock Incentive Plan, or the 1997 Plan, the 2003 Amended and Restated Incentive Award Plan, or the 2003 Plan, and the 2009 Incentive Award Plan, or the 2009 Plan, each of which have been approved by our Board and stockholders. Subsequent to the adoption of the 2009 Plan, no new options have been granted pursuant the 2003 Plan or 1997 Plan, and our Board does not anticipate granting additional awards under these plans.

(2)	The Board and the stockholders initially approved 10,000,000 shares of common stock available for issuance under the 2009 Plan. Beginning on January 1, 2010, and on each January 1st thereafter during the term of the 2009 Plan, the number of shares of common stock available for issuance under the 2009 Plan shall increase by the greater of (i) 2,500,000 and (ii) a number of shares such that the total number of shares of common stock available for issuance under the 2009 Plan shall equal 30% of the number of shares of common stock then issued and outstanding.

(3)	The amount in column (a) reflects the number of shares of our common stock that are issuable upon exercise of warrants issued to certain non-employees under plans approved by our Board of Directors that are not required to be approved by our stockholders pursuant to the NASDAQ Listing Rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Drs. Krassner, Lenaz, Maida and Vyas. None of the members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers has served as a director or member of the compensation committee (or similar committee) of any other entity, any of whose executive officers served on the Board of Directors or the Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and persons who beneficially own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of reporting forms furnished to us, and written representations that no other reports were required, we believe that all filing requirements under Section 16(a) of the Exchange Act applicable to our directors, officers and any persons holding 10% or more of our common stock with respect to our fiscal year ended December 31, 2013 were satisfied on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties

For disclosures relating to certain transactions with related parties, see the “Compensation Discussion and Analysis — Employment, Severance and Change in Control Agreements” section of this Proxy Statement.

There are no other transactions, or series of similar transactions, since January 1, 2013, or any currently proposed transaction, to which we are a party that requires disclosure under Item 404(a) of Regulation S-K.

Policy on the Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy for approval or ratification of all transactions with related parties that are required to be reported under Item 404(a) of Regulation S-K. The policy provides that the Audit Committee of the Board of Directors will review the material facts of all transactions and either approve or disapprove of the entry into the transaction.

The Audit Committee may establish that certain transactions may be pre-approved by the Audit Committee. However, the Audit Committee has not identified any such transactions.

No director may participate in the approval of a transaction for which he or she is a related party. The director must provide all material information concerning the transaction to the Audit Committee.

OTHER MATTERS

Our Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

A Notice of Internet Availability of Proxy Materials was mailed to our stockholders on or about May 9, 2014, which contained instructions on how to access the proxy materials on the Internet. You may obtain a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, with all exhibits filed therewith, from the SEC’s web site at www.sec.gov under EDGAR filings. We will provide to you a copy of our Annual Report by writing us at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, Attn: Investor Relations. Exhibits filed with our Annual Report will be provided upon written request, in the same manner noted above, at a nominal per page charge. Information on our website, is not part of the proxy soliciting material and is not incorporated herein by reference.

By Order of the Board of Directors

RAJESH C. SHROTRIYA, M.D.

Chairman of the Board and Chief Executive

Officer

Henderson, Nevada

May 9, 2014

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01UCAB 1 U P X + Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4. For Against Abstain 2. To approve the flexible settlement feature in connection with the potential conversion of our Convertible Senior Notes, which could result in the issuance of an aggregate amount of shares of our common stock equal to 20% or more of the amount of outstanding common stock at the time the Convertible Senior Notes were priced. For Against Abstain 3. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2014. 1. Election of Directors: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. 01 - Raymond W. Cohen 02 - Gilles R. Gagnon 03 - Stuart M. Krassner 04 - Luigi Lenaz 05 - Anthony E. Maida 06 - Rajesh C. Shrotriya 07 - Dolatrai Vyas B Non-Voting Items Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BeloC w Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof. 4. To approve, by a non-binding advisory vote, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Proxy Statement. 1234 5678 9012 345 MR A SAMPLE ( THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 C 1234567890 J N T 1 9 6 2 7 3 1 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time on June 26, 2014. Vote by Internet Go to www.envisionreports.com/SPPI Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message

June 27, 2014 10:30 AM This proxy is solicited by the Board of Directors The undersigned, a Stockholder of SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Annual Report to Stockholders and the accompanying Proxy Statement for the Annual Meeting to be held on June 27, 2014, at 10:30 a.m. Pacific Time, at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, and, revoking any proxy previously given, hereby appoints Dr. Rajesh C. Shrotriya and Kurt A. Gustafson, and each of them individually, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote SPECTRUM PHARMACEUTICALS, INC. capital stock which the undersigned is entitled to represent and vote at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting and any postponements or adjournments thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” APPROVAL OF THE FLEXIBLE SETTLEMENT FEATURE FOR THE POTENTIAL CONVERSION OF OUR CONVERTIBLE SENIOR NOTES, “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014 AND “FOR” APPROVAL ON A NON BINDING ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET OR BY SIGNING AND RETURNING THIS PROXY BY MAIL.